UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

April 25, 2019

Dear Shareholder:

You are cordially invited to the 2019 Annual Meeting of Shareholders of Equity Commonwealth to be held on Thursday, June 20, 2019, at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606.

At the Annual Meeting, you will be asked to (i) elect the 11 trustees named in our proxy materials to the Board of Trustees, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers, (iii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, (iv) approve an amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan, and (v) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of the Annual Meeting describes these matters.

We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules, instead of mailing printed copies of those materials to each shareholder. Our proxy materials are available at www.proxyvote.com. We have sent to our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.

The Board of Trustees appreciates and encourages your participation in the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by following the instructions contained in our proxy materials. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person.

Sincerely,

Sam Zell Chairman of the Board of Trustees

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 20, 2019

To the Shareholders of Equity Commonwealth:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Shareholders, and any adjournments or postponements thereof (the “Annual Meeting”), of Equity Commonwealth, a Maryland real estate investment trust (the “Company”), will be held on June 20, 2019, at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606 for the following purposes:

1.	to elect the 11 trustees named in our proxy statement to the Board of Trustees (the “Board”);
2.	to approve, on a non-binding advisory basis, the compensation of our named executive officers;
3.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
4.	to approve an amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan; and
5.	to transact such other business as may properly come before the Annual Meeting.

We know of no other matters to come before the Annual Meeting. Only holders of record of common shares at the close of business on April 15, 2019 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.

Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, our Proxy Statement, proxy card and 2018 Annual Report to Shareholders are available online at www.proxyvote.com.

We encourage you to contact the firm assisting us in the solicitation of proxies, D.F. King & Co., Inc. (“D.F. King”), if you have any questions or need assistance in voting your shares. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 967-7574.

By Order of the Board of Trustees,

Orrin S. Shifrin Executive Vice President, General Counsel and Secretary

April 25, 2019
Chicago, Illinois 60606

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

ii

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

PROXY STATEMENT

This Proxy Statement and related proxy materials are being made available to shareholders of Equity Commonwealth (“Equity Commonwealth,” the “Company” or “EQC”) on or about April 25, 2019 in connection with the solicitation by our Board of Trustees (the “Board”) of proxies to be voted at the Company’s 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 20, 2019 at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

Overview

2018 was another year of progress for EQC. We sold seven properties at an aggregate sale price of approximately $1.0 billion. We used proceeds from our 2018 dispositions to repay $580 million of debt, repurchase $88 million of our common stock and distribute $305 million to our common shareholders while maintaining $2.7 billion of cash and marketable securities. We continued reshaping our portfolio, strengthening our balance sheet, improving leasing and operations, and fostering a cohesive culture to serve as the foundation for long-term value creation for our shareholders. We remain focused on both disposing of properties that are not consistent with our business objectives and on identifying acquisition opportunities to enhance shareholder value.

In 2014, our shareholders removed and replaced the then-existing board of trustees, and we transitioned from external to internal management with all new executive officers and employees. We undertook a comprehensive review of our portfolio and began disposing of a significant portion of our assets in an effort to reshape it. Since that time, through December 31, 2018, we have disposed of 158 properties and three land parcels with a combined 40.7 million square feet, plus all of our common shares of Select Income REIT, for an aggregate gross sales price of $6.1 billion. As a result of these dispositions, we have concentrated our portfolio, exiting 113 cities, 25 states and Australia.

The quality of our portfolio has increased significantly as the size of our portfolio has decreased:

During this same time period, our share price increased from $25.67 to $30.01, the market value of our equity increased $0.4 billion, we reduced our debt and preferred equity balances by $2.2 billion, we distributed $0.3 billion to common shareholders, and we increased our balance of cash and marketable securities by $2.3 billion:

We now have a portfolio of higher quality properties in better markets and have created significant value for our stakeholders.

We are continuing to dispose of properties while evaluating opportunities to invest capital in high-quality assets or businesses in attractive markets that offer a compelling risk-return profile. The set of opportunities we may pursue in the future may include acquisition of office as well as other property types in order to create a foundation for long-term growth. Alternatively, we may also decide to sell or liquidate the Company if we believe a sale or liquidation maximizes shareholder value.

Proposal/Voting Overview

Proposal	Board Vote Recommendation	Page # for Additional Information
Election of 11 Trustees	FOR each nominee	10
Advisory vote on executive compensation	FOR	15
Ratification of the appointment of independent registered public accounting firm	FOR	16
Approval of an amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan	FOR	18

Annual Meeting Information

Date & Time:	June 20, 2019 at 8:00 a.m. Central Time
Place:	Two North Riverside Plaza, Chicago, Illinois 60606
Record Date:	April 15, 2019

How to Vote

Online:	Vote at www.proxyvote.com using the shareholder identification number provided in the Proxy Notice
Telephone:	If you received printed materials, follow the “Vote by Phone” instructions on the proxy card
Mail:	If you received printed materials, mark, sign and date the proxy card and return it in the pre-paid envelope

Trustee Nominees

Name	Age as of Annual Meeting	Trustee Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sam Zell	77	2014
James S. Corl	53	2014	X			X
Martin L. Edelman	78	2014	X			X
Edward A. Glickman	62	2014	X	X
David A. Helfand	54	2014
Peter Linneman	68	2014	Lead	X
James L. Lozier, Jr.	63	2014	X		X
Mary Jane Robertson	65	2014	X	Chair
Kenneth Shea	61	2014	X		Chair
Gerald A. Spector	72	2014	X		X
James A. Star	58	2014	X			Chair
Number of meetings in 2018		4 (full Board)		8	6	4

Performance Highlights

The Company’s significant accomplishments in 2018 included:

•	Disposing of seven properties consisting of nine buildings in seven separate transactions for an aggregate sales price of $1.0 billion;
•	Completing new leasing of approximately 757,000 square feet and renewing leases covering approximately 219,000 square feet in the 10 properties we held on December 31, 2018;
•	Improving the quality of our portfolio, while creating liquidity through asset repositioning and dispositions;
•	Evaluating numerous external growth opportunities, including single and multi-asset acquisitions as well as corporate-level opportunities;

•	Utilizing sale proceeds from our dispositions to pay $305 million in distributions to our common shareholders, repurchase $88 million of our common stock and repay $580 million of debt while maintaining our balance of cash and marketable securities at $2.7 billion; and
•	Fostering a company culture based on a meritocracy where integrity, diversity of opinion, working passionately and collaboration are fundamental.

Executive Compensation Highlights

Our executive compensation program is centered on pay-for-performance principles that are aligned with the interests of our shareholders, including the following key components:

•	Pay-for-Performance Alignment – We maintain strong pay-for-performance alignment with the majority of 2018 target compensation being at-risk compensation that is contingent upon Company performance (64% of target compensation for our CEO and 59% for the other named executive officers for 2018).
•	Formulaic Annual Cash Incentives – 67% of our named executive officers’ annual cash bonuses are formulaic and based on the achievement of pre-established corporate performance goals, with the remaining 33% based on individual performance goals. Our cash bonus program employs challenging hurdles and may result in significant fluctuations in payouts depending on our financial and operating success each year.
•	Focus on Long-Term Performance and Alignment with Our Shareholders – The majority of compensation is paid in long-term equity that further enhances our named executive officers’ alignment with our shareholders (60% of target compensation for our CEO and an average of 53% for our other named executive officers). Our equity awards are predominantly performance-based awards (67% of the target equity value) that are subject to forfeiture based upon the achievement of three-year relative total shareholder return (“TSR”) performance. If our TSR performance is negative over the performance period, the awards earned are reduced by 25%. The remaining portion of our equity awards (33% of the target equity value) are time-based and subject to back-ended vesting over a four-year period.
•	Commitment to Strong Compensation Governance – Our executive compensation program is designed to achieve an appropriate balance between risk and reward, employing both good compensation governance and appropriate risk mitigation features, including:
✔	Compensation clawback policy that covers all incentive-based compensation (cash and equity) for all our named executive officers
✔	Equity ownership requirements (including 6x base salary for our CEO), with executives required to hold all equity awards until the guidelines are met
✔	Anti-hedging and anti-pledging policies applicable to all of our named executive officers
✔	Long-term vesting requirements on equity awards
✔	Caps on annual cash awards and equity award payouts
✔	Multiple performance factors that provide for a range of payouts (not all or nothing)
✔	Double-trigger change in control provisions and no excise tax gross-ups

Corporate Governance Highlights

We are committed to a corporate governance approach that promotes transparency as well as alignment with and accountability to our shareholders. We consistently look to improve our corporate governance policies and practices, which include the following:

✔	Majority voting in uncontested trustee elections
✔	Annual trustee elections, with shareholder approval required to stagger the Board
✔	Independent lead trustee with robust duties
✔	Separate chairman and chief executive officer
✔	9 of 11 trustees are independent
✔	Regular executive sessions of independent trustees
✔	All members of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent
✔	All members of Audit Committee are financial experts under SEC rules
✔	Annual board and committee review and self-evaluations
✔	Code of Business Conduct and Ethics for trustees and employees
✔	Meaningful share ownership guidelines for our trustees (4x annual cash retainer), chief executive officer (6x salary) and other named executive officers (3x salary)
✔	Opted out of business combination and control share acquisition statutes
✔	No shareholder rights plan (commonly known as a “poison pill”)
✔	Active shareholder engagement
✔	Shareholders have ability to amend the Company’s bylaws by majority vote

Our Board of Trustees reviews our corporate governance practices regularly, and we strive to operate the Company on a foundation of strong corporate governance principles. For additional information, see pages 27-34 below regarding our corporate governance policies.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

This Proxy Statement is furnished by the Board of Equity Commonwealth, a Maryland real estate investment trust, in connection with the Board’s solicitation of proxies for the Annual Meeting, and any adjournments or postponements thereof, to be held June 20, 2019, at 8:00 a.m., Central Time, at Two North Riverside Plaza, Chicago, Illinois 60606. This Proxy Statement is first being made available to shareholders on or about April 25, 2019. Unless the context requires otherwise, references in this Proxy Statement to “Equity Commonwealth,” “we,” “our,” “us” and the “Company” refer to Equity Commonwealth, together with its consolidated subsidiaries.

Why didn’t I automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our shareholders.

How can I receive electronic access to the proxy materials?

The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.

In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of our annual meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.

What am I being asked to vote on?

You are being asked to vote on the following proposals:

•	Proposal 1 (Election of Trustees): the election of the 11 trustees named in this Proxy Statement to our Board;
•	Proposal 2 (Advisory Vote on Executive Compensation): the approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•	Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and
•	Proposal 4 (Amendment to the 2015 Omnibus Incentive Plan): an amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan.

Our Board knows of no other matters to be brought before the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•	Proposal 1 (Election of Trustees): “FOR” each of the Board’s nominees for election as trustee;
•	Proposal 2 (Advisory Vote on Executive Compensation): “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers;
•	Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

•	Proposal 4 (Amendment to the 2015 Omnibus Incentive Plan): “FOR” the amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan.

Who is entitled to vote at the Annual Meeting?

The close of business on April 15, 2019 has been fixed as the record date (the “Record Date”) for the Annual Meeting. Only shareholders of record of our common shares of beneficial interest, $0.01 par value per share (“Common Shares”), at the close of business on the Record Date are entitled to notice of, to attend, and to vote at the Annual Meeting. On April 15, 2019, we had approximately 121,899,625 Common Shares outstanding.

What are the voting rights of shareholders?

Each Common Share is entitled to one vote on each matter to be voted on.

How do I vote?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares and the Proxy Notice was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card (the “Proxy Agents”) how to vote your Common Shares in one of the following ways:

•	Vote online. You can access proxy materials and vote at www.proxyvote.com. To vote online, you must have the shareholder identification number provided in the Proxy Notice.
•	Vote by telephone. If you received printed materials, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.
•	Vote by regular mail. If you received printed materials and would like to vote by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.

Proxies submitted over the Internet, by telephone or by mail must be received by 11:59 p.m., Eastern Time, on June 19, 2019.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.

How are proxy card votes counted?

Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting instructions are not made, the proxy will be voted “FOR” each of the 11 trustee nominees, “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and “FOR” approval of the amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan, and in such manner as the Proxy Agents, in their discretion, determine upon such other business as may properly come before the Annual Meeting. If the proxy is submitted and voting instructions are made for some, but not all, of the proposals, as to matters in which instructions are given, the proxy will be voted in accordance with those instructions, and for all other proposals, the proxy will be voted as described in the prior sentence.

If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our Common Shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold Common Shares for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may vote only on the proposal if it is considered a “routine” matter under the NYSE’s rules. On non-routine matters, nominees do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of trustees, the approval of the compensation of our named executive officers, and the approval of the amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan are each a “non-routine” matter and brokerage firms may not vote without instructions from their client on these matters, resulting in a broker non-vote. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under NYSE’s rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for each of the proposals to pass?

The proposals to be voted on at the Annual Meeting have the following voting requirements:

•	Proposal 1 (Election of Trustees): You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. Pursuant to our declaration of trust (our “Charter”), in an uncontested election, a majority of votes cast at the Annual Meeting is required to elect each trustee. “Majority of votes cast” means that the number of shares voted “FOR” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election, with votes “cast” including all votes “FOR” and “WITHHOLD.” There is no cumulative voting in the election of trustees. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
•	Proposal 2 (Advisory Vote on Executive Compensation): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2. The affirmative vote of a majority of votes cast at the Annual Meeting is required to adopt a resolution approving, on a non-binding advisory basis, the compensation of our named executive officers described in this Proxy Statement. For purposes of the vote on Proposal 2, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although abstentions and broker non-votes will count toward the presence of a quorum. While the vote on Proposal 2 is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding the compensation of our named executive officers.
•	Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 3. The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. For purposes of the vote on Proposal 3, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count toward the presence of a quorum.
•	Proposal 4 (Amendment to the 2015 Omnibus Incentive Plan): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 4. The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve the amendment to the Equity Commonwealth 2015 Omnibus Incentive Plan. For purposes of the vote on Proposal 4, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while broker non-votes and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

What will constitute a quorum at the Annual Meeting?

A quorum of shareholders is required for shareholders to take action at the Annual Meeting, except that the Annual Meeting may be adjourned if less than a quorum is present. The presence, in person or by proxy, of holders of Common Shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Shares that are voted “FOR,” “AGAINST,” “WITHHOLD,” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.

Who can attend the Annual Meeting?

Only shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Shareholders may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted at the Annual Meeting. For directions to the Annual Meeting, contact our Investor Relations department at (312) 646-2801 or ir@eqcre.com.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Voting in advance does not affect your right to attend the Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Written ballots will be available at the meeting for shareholders of record. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you may vote your shares in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Will any other matters be voted on?

The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

May I change my vote after I have voted?

You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, (ii) filing a duly executed proxy bearing a later date with us or (iii) attending the Annual Meeting and voting in person. If your Common Shares are held by a broker, bank or any other persons holding Common Shares on your behalf, you must contact that institution to revoke a previously authorized proxy.

Who is soliciting the proxies and who pays the costs?

The enclosed proxy for the Annual Meeting is being solicited by the Board. Proxies also may be solicited, without additional compensation, by our trustees and officers by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies, for which we will pay a fee of $8,000 plus reimbursement of expenses. We have agreed to indemnify D.F. King against certain liabilities arising out of our agreement with D.F. King.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.

Whom should I call if I have questions or need assistance voting my shares?

Please call the firm assisting us in the solicitation of proxies, D.F. King, if you have any questions or need assistance in voting your shares. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 967-7574.

PROPOSAL 1: ELECTION OF TRUSTEES

The Board has set the number of trustees at 11. The 11 individuals named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2020 Annual Meeting of Shareholders and until their respective successors are elected and qualify. Based on its review of the relationships between the trustee nominees and the Company, the Board has determined that all of our trustees, other than Sam Zell and David Helfand, are independent under applicable SEC and NYSE rules.

The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.

The Nominating and Corporate Governance Committee has set forth in a written policy minimum qualifications that a trustee candidate must possess. See “Corporate Governance and Board Matters—Trustee Nominee Selection Process.”

Trustee Nominees

The table below sets forth the names and ages of each of the trustees nominated for election at the Annual Meeting, as well as the positions and offices held.

Name	Position With the Company	Age as of the Annual Meeting
Sam Zell	Chairman of the Board	77
James S. Corl	Trustee	53
Martin L. Edelman	Trustee	78
Edward A. Glickman	Trustee	62
David A. Helfand	President, Chief Executive Officer and Trustee	54
Peter Linneman	Trustee	68
James L. Lozier, Jr.	Trustee	63
Mary Jane Robertson	Trustee	65
Kenneth Shea	Trustee	61
Gerald A. Spector	Trustee	72
James A. Star	Trustee	58

Set forth below is certain biographical information of our trustee nominees.

Sam Zell has been our trustee and Chairman of the Board since May 2014. Mr. Zell is also the founder and has served as the Chairman of Equity Residential (NYSE: EQR), a multifamily real estate investment trust, and Equity LifeStyle Properties, Inc. (NYSE: ELS), a real estate investment trust focused on manufactured home communities, since 1993. Mr. Zell is also the Chairman of Equity Group Investments (“Equity Group”), a private entrepreneurial investment firm he founded approximately 50 years ago. He is also founder and Chairman of Equity International, a private investment firm focused on real estate-related companies outside the U.S., which introduced the first Brazilian and Mexican real estate companies, respectively, to the NYSE. Mr. Zell has also served as Chairman of Anixter International, Inc. (NYSE: AXE) since 1985 and Chairman of Covanta Holding Corporation (NYSE: CVA) since 2005. Previously, Mr. Zell founded and served as Chairman of Equity Office Properties Trust, which was sold in February 2007 for $39 billion in the largest private equity transaction at the time. Through the Zell Family Foundation, he has led the sponsorship of several leading entrepreneurship programs, including the Zell/Lurie Institute for Entrepreneurial Studies at University of Michigan’s Ross School of Business, the Zell Fellows Program at Northwestern University’s Kellogg School of Management, and the Zell Entrepreneurship Center at the Interdisciplinary Center Herzliya (IDC). The Zell Global Entrepreneur Network (ZGEN) unites the students and alumni of these programs and actively provides them with connections, opportunities, mentorship and support. Mr. Zell also sponsors the Samuel Zell/Robert Lurie Real Estate Center at University of Pennsylvania’s Wharton Real Estate Center. Mr. Zell was recognized in 2017 by Forbes as one of the 100 Greatest Living Business Minds. He holds a J.D. and a B.A. from the University of Michigan.

Our Board determined that Mr. Zell should serve on our Board based on his experience of over 40 years as a chairman, director and executive of various companies, his management of billions of dollars in global investments, his strong track record of stewarding companies towards the maximization of their potential and being recognized as a founder of the modern real estate investment trust (“REIT”) industry and a leading driver for increased transparency and disclosure by public companies.

James S. Corl has been our trustee since May 2014. Mr. Corl has served as a Managing Director at Siguler Guff & Company, a private equity investment firm (“Siguler Guff”), since 2009, and is the Head of Real Estate. Mr. Corl oversees the firm’s real estate investment team, which has originated and closed on approximately $3 billion of opportunistic real estate equity investments since 2009. Prior to joining Siguler Guff, Mr. Corl spent 13 years in the REIT investment industry, most recently as Chief Investment Officer for all of the real estate investment activities of Cohen & Steers, Inc. (NYSE: CNS), a leading investor in global real estate securities. From 1993 to 1994, Mr. Corl was an associate with the Real Estate Investment Banking group at Credit Suisse First Boston (“CSFB”) (NYSE: CS), an international investment bank, where he was involved in acquiring portfolios of non-performing loans and distressed real estate assets for CSFB’s Praedium Real Estate Recovery Fund, as well as restructuring troubled real estate companies as publicly traded REITs. Mr. Corl holds a B.A. from Stanford University and an M.B.A. from the Wharton School of Business, the University of Pennsylvania.

Our Board determined that Mr. Corl should serve on our Board based on his experience in the real estate investment industry and his experience overseeing investment activities and his over 20 years of experience analyzing the effectiveness of business and investment strategies in the commercial real estate industry with a long term focus on REIT governance and shareholder alignment.

Martin L. Edelman has been our trustee since July 2014. Mr. Edelman has served as Of Counsel in the Real Estate practice of Paul Hastings LLP, an international law firm, since 2000. Mr. Edelman has been a real estate advisor to Grove Investors and is a partner at Fisher Brothers, a real estate partnership. Mr. Edelman is a Director of Blackstone Mortgage Trust, Inc. (NYSE: BXMT) and Aldar Properties PJSC (ADX: ALDAR). He served as a Director of Morgans Hotel Group Co. (NASDAQ: MHGC) from 2014 to 2015, as a Director of Avis Budget Group, Inc. (NASDAQ: CAR) from 1997 to 2013, as a Director of Ashford Hospitality Trust, Inc. (NYSE: AHT) from 2003 to 2014 and also served on the Board of Directors of Advanced Micro Devices, Inc. (NYSE: AMD) from 2012 to 2017. He also currently serves on the boards of various nongovernmental organizations. Mr. Edelman has more than 40 years of experience and concentrates his practice on real estate and corporate mergers and acquisitions transactions. The focus of Mr. Edelman’s practice has been large, complex transactions, including cross-border transactions. He has been involved in all stages of legal development of pioneering financial structures, including participating debt instruments, institutional joint ventures in real estate, and joint ventures between U.S. financial sources and European real estate companies. He has also done extensive work in Europe, Canada, Mexico, Japan, the Middle East, and Latin America. Mr. Edelman holds an A.B. from Princeton University and an LL.B. from Columbia Law School.

Our Board determined that Mr. Edelman should serve on our Board based on his experience advising companies in complex real estate and corporate transactions as he brings an extensive legal and financial background to the board of directors with over 40 years of experience in the legal profession and has considerable experience in complex negotiations involving acquisitions, dispositions and financing.

Edward A. Glickman has been our trustee since May 2014. Mr. Glickman has served as the Executive Chairman of AIP Asset Management US, formerly known as FG Asset Management US, since 2013. He has served on the board of trustees of Hospitality Investors Trust, Inc., formerly known as American Realty Capital Hospitality Trust, Inc., since March 2017. Mr. Glickman has served as an Investment Professional, with a focus on real estate investments, at Miller Investment Management, LP since 2015. Mr. Glickman served as the Executive Director of the Center for Real Estate Finance Research and Clinical Professor of Finance at New York University Stern School of Business from 2012 until 2015 and as an adjunct faculty member at Drexel University since 2015. Mr. Glickman was President, Chief Operating Officer, and Trustee of the Pennsylvania Real Estate Investment Trust (“PREIT”) (NYSE: PEI), a real estate investment trust focused on shopping malls, from 2004 until 2012 and was Executive Vice President and Chief Financial Officer of PREIT from 1997 to 2004. Mr. Glickman joined PREIT after it acquired The Rubin Organization, a closely held shopping center company, where he had served as Chief Financial Officer. Mr. Glickman served as Executive Vice President and Chief Financial Officer of Presidential Realty Corporation (OTCQB: PDNLP), a real estate investment trust focused on apartment units, from 1989 to 1993. Prior to this, Mr. Glickman was an investment banker with Shearson Lehman Brothers and Smith Barney. Mr. Glickman is a Fellow of the Royal Institution of Chartered Surveyors, a Certified Treasury Professional and holds a number of FINRA securities designations. He serves as a senior advisor to Econsult Solutions, Inc. He serves on the Board of the Temple University Health System, The Fox Chase Cancer Center and is a community board member of The Physicians Integrated Network. Mr. Glickman was formerly Chairman of The Kimmel Cancer Center at Jefferson University, as well as a former member of the Real Estate Roundtable where he was the Co-Chair of the Homeland Security Committee. Mr. Glickman received a B.S. from the Wharton School of Business, the University of Pennsylvania, a Bachelor of Applied Science from the College of Engineering and Applied Science, the University of Pennsylvania, and an M.B.A. from the Harvard Graduate School of Business Administration.

Our Board determined that Mr. Glickman should serve on our Board based on his more than 30 years of experience in the real estate and financial services industry and his deep understanding of public and private capital markets.

David A. Helfand has been our trustee, President and Chief Executive Officer since May 2014. Mr. Helfand has served as Co-President of Equity Group, a private investment firm, since January 2012 where he oversees Equity Group’s real estate activities. Prior to rejoining Equity Group in 2012, Mr. Helfand was Founder and President of Helix Funds LLC (“Helix Funds”), a private real estate investment management company, where he oversaw the acquisition, management and disposition of more than $2.2 billion of real estate assets. While at Helix Funds, he also served as Chief Executive Officer for American Residential Communities LLC (“ARC”), a Helix Funds portfolio company. Before founding Helix Funds, Mr. Helfand served as Executive Vice President and Chief Investment Officer for Equity Office Properties Trust (“EOP”), the largest REIT in the U.S. at the time, where he led approximately $12 billion of mergers and acquisitions activity. Prior to working with EOP, Mr. Helfand served as a Managing Director and participated in the formation of Equity International, a private investment firm focused on real estate-related companies outside the U.S. He was also the President and Chief Executive Officer of Equity LifeStyle Properties (NYSE: ELS), an operator of manufactured home communities, and served as Chairman of the board’s audit committee. His earlier career included investment activity in a variety of asset classes, including retail, office, parking and multifamily. He serves as a Director of the Ann & Robert H. Lurie Children’s Hospital of Chicago, as a Director of the Ounce of Prevention Fund, as a Commissioner for the Chicago Park District, on the NAREIT Advisory Board of Governors, on the Executive Committee of the Samuel Zell and Robert Lurie Real Estate Center at the Wharton School of Business, the University of Pennsylvania, on the Executive Committee of the Kellogg Real Estate Center at Northwestern University, and on the Board of Visitors at the Weinberg College of Arts and Sciences at Northwestern University. Mr. Helfand holds an M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Northwestern University.

Mr. Helfand has been an employee of or otherwise involved in the operation of Equity Group and Helix Funds and is expected to have limited involvement in their activities.

Our Board determined that Mr. Helfand should serve on our Board based on his over 25 years of extensive experience managing real estate investments and his executive leadership of domestic and international real estate-related companies in the residential and commercial space.

Dr. Peter Linneman has been our trustee since May 2014. Dr. Linneman has been the Founding Principal of Linneman Associates, a real estate advisory firm, since 1979. Dr. Linneman has served as the Chief Executive Officer of American Land Funds and KL Realty Fund, private real estate acquisition firms, since 2010. Dr. Linneman previously served as Senior Managing Director of Equity International, a private investment firm focused on real estate-related companies outside the U.S., from 1998 to1999, and Vice Chairman of Amerimar Realty, a private real estate investment company, from 1996 to 1997. Dr. Linneman has served on over 20 public and private company boards, including having served as Chairman of the Board of Rockefeller Center Properties, Inc., a real estate investment trust, where he led the successful restructuring and sale of Rockefeller Center in the mid-1990s, and having served on the Board of Directors of Atrium European Real Estate, a public European real estate company. Dr. Linneman currently serves on the Board of Directors of Regency Centers Corporation (NASDAQ: REG), AG Mortgage Investment Trust, Inc. (NYSE: MITT) and Paramount Group Inc. (NYSE: PGRE), each of which is a public real estate investment trust. He has experience as a financial consultant and has served on numerous audit committees. He is the author of the Linneman Letter, Real Estate Finance and Investments: Risks and Opportunities and over 100 scholarly publications. Dr. Linneman is also the Emeritus Albert Sussman Professor of Real Estate, Finance and Public Policy at the Wharton School of Business, the University of Pennsylvania, where he was a professor of Real Estate, Finance and Public Policy from 1979 to 2011 and was the founding co-editor of The Wharton Real Estate Review. He also served as the Director of Wharton’s Samuel Zell and Robert Lurie Real Estate Center for 13 years. Dr. Linneman holds both Master’s and Doctoral degrees in economics from the University of Chicago and a B.A. from Ashland University.

Our Board determined that Dr. Linneman should serve on our Board based on his active involvement in real estate investment, strategy and operation for nearly 30 years and his extensive experience serving on the boards of public companies.

James L. Lozier, Jr. has been our trustee since May 2014. Mr. Lozier has been a private consultant since 2012. Mr. Lozier served as co-founder and CEO of Archon Group L.P., a diversified international real estate services and advisory company, from its formation in 1996 until 2012. Under Mr. Lozier’s leadership, the Archon Group, a wholly owned subsidiary of Goldman Sachs (NYSE: GS), managed 36,000 assets with a gross value of approximately $59 billion and had over 8,500 employees in offices located in Washington, D.C., Los Angeles, Dallas, Boston, Asia and Europe. Prior to the formation of Archon Group, Mr. Lozier was an employee of the J.E. Robert Company, a global real estate investment management company, and was responsible for managing the Goldman Sachs/J.E. Robert joint venture for two years. Mr. Lozier directed the acquisition efforts of the joint venture between Goldman Sachs and J.E. Robert from 1991 to 1995. Mr. Lozier serves as a Director for Hunt Companies, Inc., a private full-service real estate company that develops, invests, manages and finances real estate assets in the public and private sectors. Mr. Lozier received his B.A. from Baylor University.

Our Board determined that Mr. Lozier should serve on our Board based on his experience managing large portfolios of real estate assets and his leadership experience.

Mary Jane Robertson has been our trustee since July 2014. Ms. Robertson was the Executive Vice President, Chief Financial Officer and Treasurer of Crum & Forster Holdings Corp. (“C&F”), an insurance holding company and a wholly-owned subsidiary of Fairfax Financial Holdings Limited (TSX: FFH), from 1999 to 2014. C&F was an SEC reporting company from 2004 to 2010. Prior to joining C&F, from 1998 to 1999, Ms. Robertson was Managing Principal, Chief Financial Officer and Treasurer of Global Markets Access Ltd. (Bermuda), a company that was formed to act as a financial guaranty reinsurer. Ms. Robertson also served as Senior Vice President and Chief Financial Officer of Capsure Holdings Corp. (“Capsure”), a former NYSE-traded insurance holding company, from 1993 to 1997 and was Executive Vice President and Chief Financial Officer of United Capitol Insurance Company, a specialty excess and surplus lines insurer in Atlanta acquired by Capsure in 2010, from its founding in 1986 to 1993. She is a Certified Public Accountant with 10 years of public accounting experience at Coopers & Lybrand. From 2009 to 2014, Ms. Robertson served as a Director of C&F and, from 1999 to 2014, she served as a Director of substantially all of C&F’s direct and indirect wholly owned subsidiaries. Ms. Robertson previously served on the Board of Directors of Russell Corporation, a former NYSE-listed public company, from July 2000 to August 2006 and was Chair of its audit committee from 2002 to 2006. Ms. Robertson holds a Bachelor of Commerce from the University of Toronto. She is currently engaged in charitable activities and serves on not-for-profit boards.

Our Board determined that Ms. Robertson should serve on our Board based on her 30 years of experience as Chief Financial Officer of public and private companies and her accounting background.

Kenneth Shea has been our trustee since May 2014. Since September 2014, Mr. Shea has been employed at Guggenheim Securities, LLC, most recently as a Senior Advisor, where he manages the real estate, gaming and leisure investment banking practice. From September 2009 until September 2014, Mr. Shea was the President of Coastal Capital Management LLC (“Coastal”), an affiliate of Coastal Development, LLC, a private developer of resort destinations, luxury hotels and casino gaming facilities. Prior to joining Coastal, from 2008 to 2009, Mr. Shea was a Managing Director for Icahn Capital LP, an investment fund company, where Mr. Shea was responsible for principal investments in the gaming and leisure industries. From 1996 to 2008, Mr. Shea was employed by Bear, Stearns & Co., Inc., a global investment bank, where he was a Senior Managing Director and global head of the Gaming and Leisure investment banking department. At Bear, Stearns & Co., Inc., Mr. Shea played an active role on over $55 billion of mergers and acquisitions and capital raising transactions for many of the leading public companies in the gaming and leisure sectors. Mr. Shea previously served on the Boards of Directors of Hydra Industries Acquisition Corporation (NASDAQ: HDRA) and CVR Refining, LP (NYSE: CVRR). Mr. Shea received his M.B.A. from the University of Virginia and his B.A. from Boston College.

Our Board determined that Mr. Shea should serve on our Board based on his significant experience in corporate finance, mergers and acquisitions and investing, and his knowledge of the capital markets.

Gerald A. Spector has been our trustee since July 2014. Mr. Spector has served as the Vice Chairman of Equity Residential, a real estate investment and management company focusing on apartment communities, and also serves on Equity Residential’s audit committee. Mr. Spector was the Chief Operating Officer of the Tribune Company from December 2009 through December 2010, and served as its Chief Administrative Officer from December 2007 through December 2009, following the Tribune’s 2008 Chapter 11 bankruptcy. Mr. Spector was Executive Vice President of Equity Residential from

March 1993 and was Chief Operating Officer of Equity Residential from February 1995 until his retirement in December 2007. He began his real estate career in the early 1970s and has extensive prior public and private board experience as well. Mr. Spector holds a B.S.B.A. from Roosevelt University. Mr. Spector is a Certified Public Accountant.

Our Board determined that Mr. Spector should serve on our Board based on his extensive management and financial experience acquired through more than 45 years of managing and operating real estate companies through various business cycles, his experience in driving operational excellence and development of strategic changes in portfolio focus and his demonstrated leadership skills at the corporate board and executive levels.

James A. Star has been our trustee since July 2014. Mr. Star has served, since 2003, as President and Chief Executive Officer of Longview Asset Management (“Longview”), a multi-strategy investment firm which assesses, implements and oversees a wide variety of publicly traded and private equity investments across multiple industries and countries, for which he has been a portfolio manager since 1998. He has also served since 1994 as a Vice President of Henry Crown and Company, a private family investment firm affiliated with Longview. From 1998 to 2002, Mr. Star was President and Chief Investment Officer of Star Partners, Inc., a private securities partnership focused on common equities. Mr. Star began his investment career in 1991 as a securities analyst at Harris Associates, a Chicago investment firm. Prior thereto, he practiced corporate and securities law in Illinois, where he was a member of the bar from 1987 to 2011. Mr. Star has been a member of the investment committees for the retirement plans of Henry Crown and Company since 1995, Great Dane Limited Partnership since 1997 and, since 2014, Gillig LLC, Provisur Technologies, Inc. and Trail King Industries, Inc. He has also served as a manager of Longview Trust Company since 2006. Mr. Star is a Director of Teaching Strategies, a software company focused on the education market, as well as the holding companies of Petsmart, Inc., a leading provider of merchandise and services to pet owners. Mr. Star also served on the Board of Directors of Allison Transmission Holdings, Inc. (NYSE: ALSN) from 2016 to 2018. Mr. Star has been a member of limited partner advisory boards for the Kabouter Funds since 2004 and Valor Equity Partners II since 2007. In prior years, Mr. Star has served on the Board of Trustees of Columbia Acorn Trust and Wanger Advisor Trust, which are registered mutual funds, and a number of private company boards. Mr. Star is a member of the Global Advisory Board of the Kellogg Graduate School of Business at Northwestern University and the Chicago chapter of World Presidents Organization. Mr. Star received a B.A. from Harvard University and holds a J.D. from Yale Law School and a Masters of Management from Kellogg Graduate School of Management at Northwestern University.

Our Board determined that Mr. Star should serve on our Board based on his significant investment management experience and his experience serving on boards of trustees.

Vote Required and Recommendation

Trustees are elected by a majority of votes cast in an uncontested election (meaning an election in which the number of nominees for election equals or is less than the number of trustees to be elected). The current election is uncontested and therefore, a majority of votes cast for each trustee nominee is required to elect a trustee nominee. For purposes of this proposal, “a majority of votes cast” means that the number of shares voted “FOR” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election, and votes “cast” means votes “FOR” and “WITHHOLD.” There is no cumulative voting in the election of trustees. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), we are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this Proxy Statement.

We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain effective executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying compensation to the achievement of key operating objectives that we believe enhance shareholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to shareholder value.

For these reasons, we are recommending that our shareholders vote “FOR” the following resolution:

“RESOLVED, that the shareholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for 2018, as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative executive compensation disclosure contained in the Proxy Statement.”

While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board of Trustees intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.

Vote Required and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to endorse (on a non-binding advisory basis) the compensation of the Company’s named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. The Audit Committee has selected and appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2019. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, the Audit Committee and its chairman were directly involved in the selection of Ernst & Young LLP’s lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2019. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our shareholders’ best interests. If our shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.

A representative of Ernst & Young LLP will not be making a statement at the Annual Meeting but will be present and available to respond to appropriate questions.

Vote Required and Recommendation

The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Therefore, for purposes of this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count toward the presence of a quorum.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Principal Accountant Fees and Services

Ernst & Young LLP acted as our independent registered public accounting firm for 2018 and 2017. The fees and expenses for services provided by Ernst & Young LLP to us for the last two fiscal years are listed in the table below:

	2018	2017
Audit fees	$839,182	$945,600
Audit related fees[1]	$57,500	$0
Tax fees	$0	$0
Subtotal	$896,682	$945,600
All other fees	$2,000	$1,680
Total fees	$898,682	$947,280

1 Audit related fees in 2018 related to services provided with respect to our S-3A registration and our responses to SEC comment letters.

Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures to review and approve, either pursuant to the Audit Committee’s Policy Regarding Pre-Approval of Audit and Non-Audit Services (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, the engagement of the Company’s independent auditor to provide any audit or non-audit services to the Company, which policies and procedures are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence.

Under these policies and procedures, no services may be undertaken by the independent registered public accounting firm unless the engagement is specifically approved by the Audit Committee or the services are included within a category that has been pre-approved in the Pre-Approval Policy. The maximum charge for services is established by the Pre-Approval Policy or by the Audit Committee when the specific engagement or the category of services is approved.

All services for which we engaged our independent registered public accounting firm in 2018 and 2017 were approved by the Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2018 and 2017 are set forth above. The Audit Committee approved the engagement of Ernst & Young LLP to provide the non-audit services because it determined that Ernst & Young LLP providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

PROPOSAL 4: APPROVAL OF AMENDMENT TO EQUITY COMMONWEALTH 2015 OMNIBUS INCENTIVE PLAN

We are asking our shareholders to approve an amendment (the “Plan Amendment”) to the Equity Commonwealth 2015 Omnibus Incentive Plan (the “2015 Omnibus Plan”). The 2015 Omnibus Plan was approved by the Board and our shareholders on March 18, 2015 and June 16, 2015, respectively. The Board believes that the approval of the Plan Amendment is in the best interests of our shareholders and the Company because our continued ability to grant equity-based awards is critical in attracting, motivating, and retaining talented employees (including key executives), trustees and other service providers, aligning employee and shareholder interests, linking employee compensation with performance, and maintaining a culture based on employee share ownership.

The Plan Amendment is intended to amend the 2015 Omnibus Plan to increase the number of Common Shares of beneficial interest authorized thereunder by 2,500,000. Without giving effect to the Plan Amendment, 3,250,000 Common Shares are reserved for issuance under the 2015 Omnibus Plan, of which 384,156 remain available for future grant as of February 8, 2019. If the Plan Amendment is not approved by our shareholders, the Company’s ability to continue to grant equity-based awards will be limited.

A copy of the Plan Amendment is attached to this Proxy Statement as Exhibit A, and a full copy of the 2015 Omnibus Plan, as amended by the Plan Amendment, is attached hereto as Exhibit B.

The closing price of a Common Share on April 15, 2019 was $32.51.

Vote Required and Recommendation

Shareholder approval of the Plan Amendment is necessary in order for the Company to meet the NYSE shareholder approval requirements. The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve the Plan Amendment. Pursuant to NYSE rules, for purposes of the vote on this Proposal 4, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote.

In determining whether to approve the Plan Amendment, the Board reviewed an analysis prepared by FTI Consulting, Inc., the Compensation Committee’s independent compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, the expected plan duration and the cost of the 2015 Omnibus Plan (after giving effect to the Plan Amendment), as well as best market practices and trends. Specifically, the Board considered:

•	Burn Rate: Our three-year (adjusted) average burn rate is 1.13% as shown in the table below.
	Stock Options	Restricted Shares, RSUs and LTIP Units[1]	Unadjusted Total	Adjusted Restricted Shares, RSUs and LTIP Units[2]	Adjusted Total	Weighted Average Common Shares	Unadjusted Burn Rate	Adjusted Burn Rate
2018	—	431,719	431,719	1,511,017	1,511,017	122,049,674	0.35%	1.24%
2017	—	596,700	596,700	2,088,450	2,088,450	124,129,840	0.48%	1.68%
2016	—	167,790	167,790	587,265	587,265	125,474,473	0.13%	0.47%
3-Year Average							0.32%	1.13%

1 Includes time-based restricted shares or time-based LTIP Units, as applicable (as described in the section “Compensation Discussion and Analysis - Long-Term Equity Compensation”), granted in each year. Performance-based RSUs or performance-based LTIP Units, as applicable, are included in the burn rate when they are earned rather than when they are granted.

2 Based on a 3.5x multiplier per our stock price volatility, consistent with the burn rate methodology used by proxy advisory firms for converting full-value shares to a stock option equivalent. Although permitted under the 2015 Omnibus Plan, the Company does not currently grant stock options. This conversion is included for illustrative purposes only.

•	Overhang and Dilution: The estimated overhang, based on outstanding equity-based awards (2,428,334), and the estimated dilution, based on outstanding equity-based awards plus the new requested shares pursuant to the Plan Amendment (2,500,000) and shares currently available for future grants (384,156), are approximately 2.0% and 4.4%, respectively, as of February 8, 2019. See the table below for the reconciliation of estimated share overhang based on our outstanding equity-based awards as of February 8, 2019.
Restricted Shares, RSUs and LTIP Units
Balance at December 31, 2018	2,472,532
Granted in 2019	680,968
Vested	(499,512)
Forfeited in 2019[1]	(225,654)
Balance at February 8, 2019	2,428,334

1 We granted 276,640 RSUs in 2016. At the maximum level of performance this would equal 689,525 RSUs to be issued. Only 463,871 were earned. Therefore, 225,654 shares were “recycled” in the first quarter of 2019.

•	Plan Duration: If we continue to make equity grants consistent with our 2018 practice (which is not necessarily reflective of grants made per our three-year historical burn rate), we estimate that the 2015 Omnibus Plan, after taking into account the increase in shares pursuant to the Plan Amendment, will last approximately 4 years.
•	Plan Cost: Based on generally accepted evaluation methodologies used by proxy advisory firms, we conclude that the number of shares under the 2015 Omnibus Plan (after giving effect to the Plan Amendment) is well within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board believes the approval of the Plan Amendment is in the best interests of our shareholders and the Company.

The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve the Plan Amendment. For purposes of this proposal, abstentions will be counted as votes cast and will have the same effect as votes against the proposal, while broker non-votes and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. However, both abstentions and broker non-votes will count toward the presence of a quorum.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
APPROVAL OF THE AMENDMENT TO THE EQUITY COMMONWEALTH 2015 OMNIBUS INCENTIVE PLAN.

Summary of the 2015 Omnibus Plan

General.   References in this summary to the “2015 Omnibus Plan” reflect the terms of the plan after giving effect to the Plan Amendment. The 2015 Omnibus Plan permits the grant of awards of stock options, stock appreciation rights (“SARs”), restricted stock, stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, OP Units (as defined below), other rights or interests that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to Common Shares, and cash payments that may be based on one or more criteria that are unrelated to the value of Common Shares, to any employee, officer, or director (trustee) of the Company or an affiliate of the Company, a consultant or adviser currently providing services to the Company or an affiliate of the Company, or any other person whose participation in the 2015 Omnibus Plan is determined by the Compensation Committee to be in the best interests of the Company. A total of five million seven hundred fifty thousand (5,750,000) Common Shares have been reserved for issuance pursuant to the 2015 Omnibus Plan, and any of the Common Shares available for issuance under the 2015 Omnibus Plan may be used for any type of award under the 2015 Omnibus Plan. Each award granted under the 2015 Omnibus Plan will be evidenced by an award agreement in such form or forms as may be determined by the Compensation Committee that sets forth the terms and conditions of the award. This summary is qualified in its entirety by the detailed provisions of the 2015 Omnibus Plan, which is attached as Exhibit B to this Proxy Statement.

Administration of the 2015 Omnibus Plan.   The 2015 Omnibus Plan will be administered by the Compensation Committee, and the Compensation Committee will determine all terms of awards under the 2015 Omnibus Plan. Each member of the Compensation Committee that administers the 2015 Omnibus Plan will be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) an independent director (trustee) in accordance with the rules of any stock exchange on which the Company’s shares are listed. The Compensation Committee will also determine who will receive awards under the 2015 Omnibus Plan, the type of award and its terms and conditions and the number of shares of stock subject to the award, if the award is equity-based. The Compensation Committee will also interpret and construe the provisions of the 2015 Omnibus Plan. During any period of time in which there is not a compensation committee, the 2015 Omnibus Plan will be administered by the Board or another committee appointed by the Board. References below to the Compensation Committee include a reference to the Board or another committee appointed by the Board for those periods in which the Board or such other committee appointed by the Board is acting.

Eligibility.   All employees and officers of the Company and its subsidiaries and affiliates are eligible to receive awards under the 2015 Omnibus Plan. In addition, non-employee directors (trustees) of the Company or any subsidiary or affiliate of the Company, consultants and advisors (who are natural persons) currently providing services to the Company or a subsidiary or affiliate of the Company, or any other person whose participation in the 2015 Omnibus Plan is determined by the Compensation Committee to be in the best interests of the Company may receive awards under the 2015 Omnibus Plan. As of April 15, 2019, the Company had approximately 32 employees, 10 non-employee directors (trustees) and a limited number of consultants and advisors.

Stock Authorization.   The number of shares of stock that may be issued under the 2015 Omnibus Plan is a total of five million seven hundred fifty thousand (5,750,000). In connection with stock splits, distributions, recapitalizations, spin-offs, stock dividends and certain other events, the Board will make proportionate adjustments that it deems appropriate in the aggregate number and kind of shares of stock that may be issued under the 2015 Omnibus Plan and the number and kind of shares of stock that are subject to outstanding awards. If any shares covered by an award are not purchased or are forfeited or expire, or if any award otherwise terminates without delivery of any shares subject to such award or is settled in cash in lieu of shares, then the shares of stock subject to such award will again be available for purposes of the 2015 Omnibus Plan. The number of shares available for issuance under the 2015 Omnibus Plan will not be increased by the number of shares (i) tendered or withheld or subject to an award surrendered in connection with the purchase of shares upon exercise of an option, (ii) deducted or delivered from payment of an award in connection with the Company’s tax withholding obligations, (iii) purchased by the Company with proceeds from option exercises, or (iv) subject to a SAR granted under the 2015 Omnibus Plan that is settled in shares that were not issued upon the net settlement or net exercise of such SAR.

The maximum number of shares of stock subject to options or SARs that can be granted under the 2015 Omnibus Plan to any person in any one calendar year is one million (1,000,000). The maximum number of shares of stock that can be granted under the 2015 Omnibus Plan to any person in any one calendar year, other than pursuant to options or SARs, is one million (1,000,000). The maximum amount that may be paid as a cash-settled performance-based award in respect of a performance period to any one person is five million dollars ($5,000,000).

Share Usage.   Shares of stock that are subject to awards will be counted against the 2015 Omnibus Plan share limit as one share for every one share subject to the award.

Minimum Vesting Period.   Except with respect to a maximum of five percent (5%) of the shares of stock authorized for issuance, as described above, any award that vests on the basis of the participant’s continued service will not provide for vesting which is any more rapid than vesting on the one (1) year anniversary of the grant date and any award that vests upon the attainment of performance goals will provide for a performance period of at least twelve (12) months.

No Repricing.   Except in connection with certain corporate transactions involving the Company, (w) no amendment or modification may be made to an outstanding option or SAR that would reduce the exercise price of the option or SAR, (x) outstanding options or SARs may not be canceled in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs, (y) outstanding options or SARs may not be canceled in exchange for cash or other awards (other than cash or other awards with a value equal to the excess of the fair market value of the stock subject to such options or SARs at the time of cancellation over the exercise price for such stock), and (z) outstanding options or SARs with an exercise price above the current stock price may not be canceled in exchange for cash or other securities.

Options.   The 2015 Omnibus Plan provides for the grant of options to purchase one or more shares of the Company’s stock. The term of an option cannot exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may become exercisable in installments. The exercise price of each option granted under the 2015 Omnibus Plan cannot be less than the fair market value of a share of the Company’s stock on the grant date of such option. All options granted under the 2015 Omnibus Plan will be non-qualified stock options.

The exercise price for any option generally is payable (1) in cash or cash equivalents, (2) to the extent the award agreement provides and subject to certain limitations set forth in the 2015 Omnibus Plan, by the tender of shares of stock (or attestation of ownership of such shares of stock) with an aggregate fair market value on the date on which the option is exercised equal to the exercise or purchase price, (3) to the extent the award agreement provides, by payment through a broker in accordance with procedures established by us, or (4) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise or settlement.

Stock Awards and Stock Units.   The 2015 Omnibus Plan provides for the grant of stock awards (which includes awards of unrestricted stock and awards of restricted stock) and stock units. An award of shares of stock or stock units may be subject to restrictions on transferability and other restrictions as the Compensation Committee may determine. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine. A participant who receives restricted stock will have all of the rights of a shareholder as to those shares of stock, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that the Board may require any dividends to be reinvested in shares, which may or may not be subject to the same vesting conditions and restrictions as applicable to such restricted stock. A participant who receives stock units will have no such rights, provided that the Compensation Committee may provide in an award agreement evidencing a grant of stock units that the participant will be entitled to receive dividend equivalent payments in respect of such stock units. Dividend equivalents paid on stock units which vest or are earned based upon the achievement of performance goals will not vest unless such performance goals are achieved. During the period, if any, when stock awards or stock units are non-transferable or forfeitable, a participant is generally prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her stock awards or stock units.

Stock Appreciation Rights.   The 2015 Omnibus Plan provides for the grant of SARs, which provide the recipient with the right to receive, upon exercise of the SAR, cash, shares of stock or a combination of the two. The amount that the recipient will receive upon exercise of the SARs generally will equal the excess of the fair market value of the shares of stock on the date of exercise over the fair market value of the shares of stock on the date of grant. SARs will become exercisable in accordance with terms determined by the Compensation Committee. SARs may be granted in tandem with an option grant or independently from an option grant. The term of an SAR cannot exceed ten (10) years from the date of grant.

Performance-Based Awards.   The 2015 Omnibus Plan provides for the grant of performance-based awards, which are awards of options, SARs, restricted stock, stock units, performance shares, OP Units (as defined below) or other awards made subject to the achievement of performance goals over a performance period specified by the Compensation Committee. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance-based award. Performance goals may relate to financial performance, the participant’s performance or such other criteria determined by the Compensation Committee. If the performance goals are met, performance-based awards will be paid in cash, shares of stock or a combination thereof.

OP Units.   The 2015 Omnibus Plan provides for the grant of awards in the form of undivided fractional limited partnership interests in any partnership entity through which the Company conducts its business and that has elected to be treated as a partnership for federal income tax purposes (the “Operating Partnership”), of one or more classes established pursuant to the Operating Partnership’s agreement of limited partnership (“OP Units”). Awards of OP Units will be valued by reference to, or otherwise determined by reference to or based on, Common Shares. OP Units awarded under the 2015 Omnibus Plan may be (i) convertible, exchangeable or redeemable for other limited partnership interests in the Operating Partnership (including OP Units of a different class or series) or Common Shares, or (ii) valued by reference to the book value, fair value or performance of the Operating Partnership. Awards of OP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a recipient who is rendering services to or for the benefit of the Operating Partnership, including its subsidiaries.

The Compensation Committee will determine the restrictions and conditions (including vesting conditions) applicable to any OP Units granted under the 2015 Omnibus Plan. The award agreement or other award documentation in respect of an award of OP Units may provide that the recipient be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of Common Shares underlying the award or other distributions from the Operating Partnership prior to vesting, as determined at the time of grant by the Compensation Committee, and the Compensation Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Common Share or OP Units.

Dividend Equivalents.   The 2015 Omnibus Plan provides for the grant of dividend equivalents in connection with the grant of certain equity-based awards. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash, shares of stock or a combination of the two. The Compensation Committee will determine the terms of any dividend equivalents. No dividend equivalent rights can be granted in tandem with an option or SAR.

Recoupment.   Award agreements for awards granted pursuant to the 2015 Omnibus Plan may provide that the award is subject to mandatory repayment by the recipient to us of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or any obligation to us (including but not limited to a confidentiality obligation). Awards are also subject to mandatory repayment to the extent the grantee is or becomes subject to (i) any clawback or recoupment policy adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (ii) any law, rule or regulation which imposes mandatory recoupment.

Change in Control.   Except as otherwise provided in the applicable award agreement, if the Company experiences a Change in Control (as defined below) in which outstanding awards will not be assumed or continued by the surviving entity: (i) all restricted stock, stock units, OP Units and dividend equivalent rights will vest and the underlying shares will be delivered immediately before the Change in Control, and (ii) at the Compensation Committee’s discretion one or both of the following two actions will be taken: (x) all options and SARs will become exercisable 15 days before the Change in Control and terminate upon the consummation of the Change in Control, and/or (y) any options, SARs, restricted stock, stock units, OP Units and/or dividend equivalent rights may be canceled and cashed out in connection with the Change in Control for an amount in cash or securities having a value, in the case of restricted stock, stock units, OP Units and dividend equivalent rights, equal to the formula or fixed price per share paid to the shareholders pursuant to such Change in Control and, in the case of options or SARs, equal to the product of the number of shares subject to such options or SARs multiplied by the amount, if any, by which the formula or fixed price per share paid to shareholders pursuant to such Change in Control exceeds the exercise price applicable to such shares. In the event the option exercise price or SAR exercise price of an award exceeds the price per share paid to shareholders in the Change in Control, such options and SARs may be terminated for no consideration. In the case of performance-based awards, actual performance to date will be determined as of the date of the consummation of the Change in Control as determined by the Compensation Committee, and such level of performance will be treated as achieved immediately prior to the occurrence of the Change in Control.

A Change in Control under the 2015 Omnibus Plan means the occurrence of any of the following:

(a)	a Person (as defined below) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of either the then outstanding Common Shares or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in clause (c)(i) below;
(b)	the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on the effective date of the 2015 Omnibus Plan, constitute the Board and any new Trustee whose appointment, election, or nomination to the Board was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on the effective date of the 2015 Omnibus Plan or whose appointment, election or nomination for election was previously so approved or recommended;
(c)	there is consummated a merger or consolidation of the Company or any subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(d)	there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or
(e)	there is consummated a complete liquidation or dissolution of the Company.

For purposes of the foregoing definition of Change in Control, “Person” will have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term will not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

Section 162(m) of the Code.   As a result of our conversion to an UPREIT in November 2016, substantially all of the services rendered by our executive officers are performed on behalf of the Operating Trust, for which the Company serves as the sole trustee. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a real estate investment trust that serves as its general partner is not subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we believe the same conclusion applies to us. If Section 162(m) is deemed to apply to compensation paid to our executive officers, the deduction limit thereunder would apply and there is generally no longer a “qualified performance-based exception” to such deduction limit, as described in greater detail below.

Under Section 162(m), a publicly held corporation generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employee,” which historically had been, prior to the enactment of the Tax Cuts and Jobs Act (the “TCJA”), subject to a “qualified performance-based compensation” exception. The TCJA made certain changes to Section 162(m), effective for taxable years beginning after December 31, 2017. These changes include, among others, expanding the definition of “covered employee” to include a publicly held corporation’s chief financial officer and repealing the “qualified performance-based compensation” exception, subject to a transition rule.

Because we believe that we may rely on the series of private letter rulings described above to conclude that Section 162(m) does not apply to compensation paid to our executive officers or, alternatively, if it is deemed to apply, there is generally no longer a “qualified performance-based compensation” exception, our compensation policy and practices may not be guided by considerations relating to Section 162(m).

Amendment or Termination.   The Board may amend, suspend or terminate the 2015 Omnibus Plan at any time; provided that no amendment, suspension or termination may impair rights or obligations under any outstanding award without the participant’s consent or violate the 2015 Omnibus Plan’s prohibition on repricing. The shareholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. The shareholders also must approve any amendment that changes the no-repricing provisions of the 2015 Omnibus Plan. The 2015 Omnibus Plan has a term of 10 years from the plan’s effective date of March 18, 2015, but may be terminated earlier by the Board at any time, as described above.

Federal Income Tax Consequences

The federal income tax consequences of awards under the 2015 Omnibus Plan for participants and the Company will depend on the type of award granted. The following description of tax consequences is intended only for the general information of shareholders. A participant in the 2015 Omnibus Plan should not rely on this description and instead should consult his or her own tax advisor.

Options.   Under current law the grant of an option generally will have no federal income tax consequences for the participant or the Company. Upon the exercise of an option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares on the exercise date over the exercise price. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and potentially subject to the limit on deductibility under Section 162(m), as described above.

Stock Appreciation Rights.   Under current law, the grant of a SAR generally will have no federal income tax consequences for the participant. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any Common Shares delivered to the participant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and potentially subject to the limit on deductibility under Section 162(m), as described above.

Restricted Stock.   Under current law, the grant of restricted stock generally will have no federal income tax consequences to the participant or the Company. The participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares on the vesting date. Under Section 83 of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares on the date of grant (less the purchase price for such shares, if any). Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and potentially subject to the limit on deductibility under Section 162(m), as described above.

Restricted Stock Units and Performance-Based Awards.   Under current law, the grant of a restricted stock unit award or a performance-based award generally will have no federal income tax consequences to the participant or the Company. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted stock unit award or performance-based award, in an amount equal to the amount of cash paid and the fair market value of any shares delivered to the participant. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and potentially subject to the limit on deductibility under Section 162(m), as described above.

Unrestricted Stock.   Under current law, upon the grant of an award of unrestricted stock, a participant will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of grant, reduced by the amount, if any, paid for such shares. Upon a participant’s disposition of such shares, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the participant held the shares for more than one year (otherwise, the capital gain or loss will be short-term). Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and potentially subject to the limit on deductibility under Section 162(m), as described above.

OP Units.   Under current law, the grant of an award of OP Units generally will have no federal income tax consequences to the participant or the Company. If the OP Units are not vested as of the date of grant, the vesting of the OP Units generally will have no federal income tax consequences to the participant or the Company. Taxable income of the Operating Partnership allocable to the OP Units prior to vesting is taxed as compensation income to the participant subject to withholding taxes unless the participant has made a timely election under Section 83(b) of the Code. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and potentially subject to the limit on deductibility under Section 162(m), as described above.

Dividend Equivalents.   Under current law, the grant of dividend equivalents generally will have no federal income tax consequences for the participant. Generally, the participant will recognize ordinary income on the amount distributed to the participant pursuant to the award of dividend equivalent rights. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes such income for tax purposes, if the Company complies with applicable reporting requirements and potentially subject to the limit on deductibility under Section 162(m), as described above.

Certain payments made to employees and other service providers in connection with a Change in Control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the Change in Control. The value of accelerated vesting of restricted stock, options, or other awards in connection with a Change in Control can constitute a parachute payment. The 2015 Omnibus Plan contains a modified form of a “safe harbor cap,” which limits the amount of potential parachute payments that a recipient may receive to no more than 299% of the recipient’s base amount, but only if such cutback results in larger after-tax payments to the recipient.

New Plan Benefits.   Because benefits under the 2015 Omnibus Plan (after giving effect to the Plan Amendment) are discretionary and will depend on the actions of the Compensation Committee, the performance of the Company and the value of Common Shares, it is not possible to determine the benefits that will be received if shareholders approve the Plan Amendment. However, please refer to the “Executive Compensation” section in this Proxy Statement, which provides information on the grants made in the last fiscal year, and the “Trustee Compensation” section in this Proxy Statement, which provides a description of grants made to our trustees in the last fiscal year.

Set forth below is information on equity awards granted on January 29, 2019 under the 2015 Omnibus Plan (without giving effect to the Plan Amendment) to the named executive officers, all current executive officers as a group, trustee nominees, all current trustees who are not executive officers as a group, and all employees who are not executive officers as a group.

Name & Position	LTIC Shares (#)	LTIC RSUs (Target #)
David A. Helfand, President, Chief Executive Officer and Trustee	31,691	64,342
Adam S. Markman, Executive Vice President, Chief Financial Officer and Treasurer	13,666	27,746
David S. Weinberg, Executive Vice President and Chief Operating Officer	16,791	34,092
Orrin S. Shifrin, Executive Vice President, General Counsel and Secretary	10,244	20,799
Executive Group	72,392	146,979

Sam Zell, Trustee Nominee	20,774	42,178
James S. Corl, Trustee Nominee	—	—
Martin L. Edelman, Trustee Nominee	—	—
Edward A. Glickman, Trustee Nominee	—	—
Peter Linneman, Trustee Nominee	—	—
James L. Lozier, Jr., Trustee Nominee	—	—
Mary Jane Robertson, Trustee Nominee	—	—
Kenneth Shea, Trustee Nominee	—	—
Gerald A. Spector, Trustee Nominee	—	—
James A. Star, Trustee Nominee	—	—
Non-Executive Trustee Group	20,774	42,178

Non-Executive Officer Employee Group	19,193	38,971

AUDIT COMMITTEE REPORT

The Audit Committee is currently composed of Ms. Robertson and Messrs. Glickman and Linneman. The members of the Audit Committee are appointed by and serve at the discretion of the Board. All members of the Audit Committee are independent under applicable NYSE and SEC rules.

One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the Company’s accounting policies, internal audit function, system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 with our management.

The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Company’s independent auditor is currently Ernst & Young LLP. The Audit Committee reviewed the audited financial statements for the year ended December 31, 2018 with the independent auditors, which are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees.

The independent auditors have provided to the Audit Committee the written disclosures regarding the independent auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with the independent auditors their independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Mary Jane Robertson, Chairman Edward A. Glickman Peter Linneman

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Profile

Our corporate governance is structured in a manner that the Board believes closely aligns our interests with those of our shareholders. Some notable features of our corporate governance structure include the following:

•	our Charter requires that in uncontested trustee elections, each trustee must be elected by at least a majority of votes cast in his or her election;
•	our Board is not staggered, with each of our trustees subject to re-election annually, and the Board cannot elect to stagger the Board without shareholder approval;
•	we have an independent lead trustee with robust duties;
•	we have separate chairman and chief executive officer positions;
•	of the 11 persons who currently serve on our Board, 9, or 82% of our trustees, have been determined by us to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;
•	our independent trustees hold regular executive sessions;
•	all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under applicable NYSE and SEC rules;
•	all members of our Audit Committee qualify as “financial experts” under SEC rules;
•	we review the performance of our Board and committees annually and our Board conducts annual self-evaluations;
•	our trustees and employees are bound by our Code of Business Conduct and Ethics;
•	we have meaningful share ownership guidelines for our trustees (4x annual cash retainer), chief executive officer (6x salary) and other named executive officers (3x salary);
•	we have opted out of the Maryland business combination and control share acquisition statutes;
•	we do not have a shareholder rights plan (commonly known as a “poison pill”);
•	our trustees and executive officers are bound by our anti-hedging and anti-pledging policies;
•	all of our named executive officers are subject to a compensation clawback policy;
•	we actively engage with our shareholders throughout the year;
•	our shareholders have the ability to amend the Company’s bylaws by majority vote; and
•	our Board and committees actively oversee and manage the Company’s risk.

Our Charter and bylaws provide that the number of trustees constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of trustees may not be greater than 13 and may not be decreased to fewer than three.

There are no family relationships among our executive officers and trustees. The Board has affirmatively determined that all of our trustee nominees except Mr. Zell, the Chairman of the Board, and Mr. Helfand, our President and Chief Executive Officer, are independent under applicable NYSE and SEC rules.

Board Leadership Structure

Sam Zell has served as Chairman of the Board and David Helfand has served as our President and Chief Executive Officer since May 2014. The Board does not have a policy requiring the separation of the roles of Chief Executive Officer and Chairman of the Board. However, it evaluated the combined role of Chairman and Chief Executive Officer, and the Board has determined that, based on Messrs. Zell and Helfand’s combined experience, it is in the best interests of our shareholders at this time to separate the roles.

To strengthen the role of our independent trustees and encourage independent Board leadership, the Board has established the position of lead independent trustee. Currently, Mr. Linneman serves as our lead independent trustee. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead independent trustee include, among others:

•	serving as liaison among (i) management, including the Chief Executive Officer, (ii) our other independent trustees, (iii) employees reporting misconduct that by its nature cannot be brought to management, and (iv) interested third parties and the Board;
•	presiding at executive sessions of the independent trustees;
•	serving as the focal point of communication to the Board regarding management plans and initiatives;
•	ensuring that the division of roles between Board oversight and management operations is respected;
•	providing the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and
•	serving as the communication conduit for third parties who wish to communicate with the Board.

Our lead independent trustee will be selected on an annual basis by a majority of the independent trustees then serving on the Board.

Executive Sessions

Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, in order to promote open discussion among non-management trustees, our Board devotes a portion of each regularly scheduled board meeting to executive sessions without management participation. In addition, our Corporate Governance Guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees, at which the lead trustee presides.

Attendance of Trustees at 2018 Board Meetings and Annual Meeting of Shareholders

During the year ended December 31, 2018, our Board held four meetings and took 6 actions by unanimous written consent. In 2018, each trustee attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. All 11 of our current trustees attended our 2018 annual meeting of shareholders. In accordance with our Corporate Governance Guidelines, the Company’s policy is for trustees to attend board meetings, meetings of committees on which they serve, and the annual meeting of shareholders.

Committees of the Board

Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees must be comprised entirely of independent trustees, as that term is defined in the NYSE listing standards, and have at least three members. Our Board may from time to time establish other committees to facilitate the management of our Company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Trustee	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James S. Corl	X			X
Martin L. Edelman	X			X
Edward A. Glickman	X	X*
Peter Linneman	Lead	X*
James L. Lozier, Jr.	X		X
Mary Jane Robertson	X	Chair*
Kenneth Shea	X		Chair
Gerald A. Spector	X		X
James A. Star	X			Chair

* Audit committee financial expert

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.eqcre.com.

Audit Committee

The Audit Committee consists of Ms. Robertson and Messrs. Glickman and Linneman, with Ms. Robertson serving as its Chairman. The Audit Committee Charter requires that all members of the committee meet the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act and applicable rules and regulations of the SEC. Our Board has determined that all of the members of the Audit Committee meet the foregoing requirements. The Board also has determined that Ms. Robertson, Mr. Glickman and Mr. Linneman each qualify as an “audit committee financial expert,” as defined by the applicable SEC regulations and NYSE corporate governance listing standards.

The Audit Committee Charter sets forth the principal functions of the Audit Committee, which include overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our consolidated financial statements and financial reporting process;
•	our systems of disclosure controls and procedures and internal control over financial reporting;
•	our compliance with financial, legal and regulatory requirements;
•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
•	the performance of our internal audit function;
•	the review of all related party transactions in accordance with our related party transactions policy; and
•	our overall risk profile.

The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement.

During the year ended December 31, 2018, our Audit Committee held eight meetings.

Compensation Committee

The Compensation Committee consists of Messrs. Shea, Lozier and Spector, with Mr. Shea serving as its Chairman. The Compensation Committee Charter requires that all members of the committee meet the independence requirements of the NYSE, applicable rules and regulations of the SEC and any other applicable rules relating to independence, qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and qualify as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Board has determined that all of the members of the Compensation Committee meet the foregoing requirements.

The Compensation Committee Charter sets forth the principal functions of the Compensation Committee, which include:

•	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing our executive compensation policies and plans;
•	determining the number of shares underlying, and the terms of, equity awards to be granted to our trustees, executive officers and other employees pursuant to these plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	producing a report on executive compensation to be included in our annual proxy statement;
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees; and
•	having sole authority to retain any outside legal or other advisors as it deems necessary, including compensation consultants.

The Compensation Committee Charter permits the committee to delegate its authority to its members as the committee deems appropriate, provided that any delegate must report any actions taken by the delegate to the full committee at its next regularly scheduled meeting. The Compensation Committee has not delegated its authority to any member of the committee.

During the year ended December 31, 2018, our Compensation Committee held six meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Star, Edelman and Corl, with Mr. Star serving as its Chairman. The Nominating and Corporate Governance Committee Charter requires that all members of the committee meet the independence requirements of the NYSE, applicable rules and regulations of the SEC and any other applicable rules relating to independence. Our Board has determined that all of the members of the Nominating and Corporate Governance Committee meet the foregoing requirements.

The Nominating and Corporate Governance Committee Charter sets forth the principal functions of the Nominating and Corporate Governance Committee, which include:

•	identifying, recruiting and recommending to the full Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at each annual meeting of shareholders;
•	developing and recommending to the Board Corporate Governance Guidelines, including the committee’s selection criteria for trustee nominees, and implementing and monitoring such guidelines;
•	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
•	recommending to the Board nominees for each committee of the Board;
•	annually facilitating the assessment of the Board’s performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards; and
•	overseeing the Board’s evaluation of management.

During the year ended December 31, 2018, our Nominating and Corporate Governance Committee held four meetings.

Trustee Nominee Selection Process

Our Corporate Governance Guidelines set forth minimum qualifications that trustee candidates must possess. At a minimum, a trustee candidate must possess:

•	integrity;
•	an ability to exercise sound judgment;
•	an ability to make independent analytical inquiries;
•	an ability and willingness to devote adequate time and resources to diligently perform Board duties;
•	appropriate and relevant business experience and acumen; and
•	a reputation, both personal and professional, consistent with our image and reputation.

We believe that the culture we foster at EQC is an important contributor to our success. As a part of our culture, we seek differing perspectives in order to effectively manage risk and create value. Diversity of all types brings varying perspectives, and we will continue to seek out talented individuals of varying backgrounds to serve as trustees of the Company. While the Board does not have a formal policy specifying how diversity should be applied in identifying or evaluating trustee candidates, each trustee candidate’s background and personal experience will be significant in the Board’s candidate identification and evaluation process to help ensure that the Board is well situated to pursue our business objectives.

The Nominating and Corporate Governance Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) members of the Nominating and Corporate Governance Committee, (b) our trustees, and (c) our shareholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.

As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board. The Nominating and Corporate Governance

Committee also will take into account whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Corporate Governance Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending trustee candidates. The Nominating and Corporate Governance Committee evaluates the performance of each current trustee and considers the results of such evaluation when determining whether to recommend the nomination of such trustee for an additional term. Pursuant to our Corporate Governance Guidelines, all trustee candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements and procedures set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.

After a vacancy arises on the Board or a trustee advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee will recommend to the Board for election by the Board to fill such vacancy such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above.

Pursuant to our bylaws, any nominee for trustee that is not elected by the vote required by our bylaws and who is an incumbent trustee will promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation, or whether other action should be taken.

Board Oversight of Risk Management

One of the key functions of our Board is informed oversight of our risk management process. Our Board will administer this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight as follows:

•	Audit Committee: The Audit Committee, which meets at least quarterly and reports its findings to the Board, will perform a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Audit Committee will review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also will annually review, approve and oversee an internal audit plan developed by our internal auditor with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meet with our internal auditing personnel to review the results of our internal audits, and direct or recommend to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Audit Committee, in consultation with the Company’s executive officers, also periodically reviews the Company’s risk management policies and procedures, including for example credit risk, liquidity risk, market risk and cybersecurity risk, and periodically reports its findings to the Board.
•	Compensation Committee: The Compensation Committee, in consultation with the Company’s executive officers, reviews the Company’s policies and procedures with respect to risk assessment and risk management for compensating all employees of the Company, including non-executive employees, on an annual basis and periodically reports its findings to the Board. The Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.
•	Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee will monitor the general operations of the Board and the effectiveness of our Corporate Governance Guidelines, including whether they are successful in assuring adherence to good corporate governance principles.

The Board believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to effectively monitor the risks discussed above.

Corporate Governance Guidelines

Our Corporate Governance Guidelines reflect the Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines address, among other things:

•	the responsibilities and qualifications of trustees, including trustee independence;
•	the functioning of the Board;
•	the responsibilities, composition and functioning of the Board committees;
•	the appointment and role of the lead independent trustee;
•	principles of trustee compensation; and
•	management succession and review.

A copy of the Corporate Governance Guidelines is available on our website at www.eqcre.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to trustees, officers and employees. Among other matters, the code is intended to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and
•	accountability for adherence to the code.

Any waiver of any provision of the Code of Business Conduct and Ethics for our executive officers or trustees may be made only by the Nominating and Corporate Governance Committee or another committee of our Board comprised solely of independent trustees or a majority of our independent trustees. Any such waiver for our executive officers or trustee will be disclosed to shareholders within four business days of such waiver. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website.

A copy of the Code of Business Conduct and Ethics is available on our website at www.eqcre.com.

Sustainability and Social Responsibility

Our Company is dedicated to cultivating sustainability and social responsibility in our business. We seek to operate our properties efficiently from both an economic and environmental perspective. Of the ten properties in our portfolio as of December 31, 2018, five of our properties have been certified with the EPA’s Energy Star label, and two of these properties have also achieved LEED certification from the US Green Buildings Council. We look to implement socially responsible measures throughout our business and recognize that doing so is integral to measuring our overall success. We believe in a shared commitment to sustainability and social responsibility and that such a commitment facilitates value creation for our stakeholders.

For further information on our Company’s efforts with respect to sustainability and social responsibility, please visit our sustainability page within the investor relations section of our website.

Communications with the Board

As described in our Corporate Governance Guidelines, shareholders and other interested parties may communicate with the Board by communicating directly with our lead independent trustee by sending written correspondence to the “Lead Trustee” c/o the Chief Financial Officer of Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, who will then directly forward such correspondence to the lead independent trustee. The lead independent trustee will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions. No executive officer serves as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2018 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

EXECUTIVE OFFICERS

The following are the ages, positions and offices held by each of our executive officers. Unless otherwise specified, the business address of the executive officers is c/o Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606.

Name	Position With the Company	Age as of the Annual Meeting
David A. Helfand	President, Chief Executive Officer and Trustee	54
Adam S. Markman	Executive Vice President, Chief Financial Officer and Treasurer	54
David S. Weinberg	Executive Vice President and Chief Operating Officer	50
Orrin S. Shifrin	Executive Vice President, General Counsel and Secretary	52

Our executive officers serve at the discretion of the Board. Please see “Proposal 1: Election of Trustees—Biographies of Trustee Nominees” for the biography of David Helfand.

Adam S. Markman has been our Executive Vice President, Chief Financial Officer and Treasurer since July 2014. Mr. Markman served as Managing Director of Green Street Advisors, Inc., a real estate research firm (“Green Street”), where he worked from 1994 to 2014. While at Green Street, Mr. Markman led the firm’s consulting and advisory practice, played a key role in the firm’s investment arm for real estate investment trusts and previously led the firm’s retail and lodging research efforts. Mr. Markman has also served as a real estate consultant at Kenneth Leventhal & Co. Mr. Markman was a member of Green Street’s Board of Directors, currently sits on the Boards of Directors of Mark IV Capital and RW Holdings NNN REIT, and is an adviser to Twin Rock Partner’s Housing Fund. He is also a member of the National Association of Real Estate Investment Trusts (NAREIT) and the Urban Land Institute (ULI). Mr. Markman earned his M.B.A. in Finance/Real Estate from Columbia University and a B.A. from U.C. Berkeley.

David S. Weinberg has been our Executive Vice President and Chief Operating Officer since May 2014. Prior to joining us, Mr. Weinberg served as the Chief Investment Officer of EQX Real Estate Partners, L.P., a private investment firm (“EQX”), from January 2014 and worked on real estate and real estate-related investments for Equity Group from January 2012 to December 2013. Prior to joining Equity Group, from 2007 through 2011, Mr. Weinberg was responsible for investments in the multifamily and office sectors at Helix Funds and oversaw Helix Funds’ dispositions for ARC. Mr. Weinberg also served as Vice President of Investments and Asset Management at EOP where he worked from 2003 to 2007. In this role, he participated in over $6 billion of investment activity and oversaw EOP’s 16 million-square-foot office portfolio in Southern California. Earlier in his career, Mr. Weinberg was Vice President of acquisitions at LaSalle Investment Management and an attorney at the law firm of Sidley Austin LLP. Mr. Weinberg received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.

Orrin S. Shifrin has been our Executive Vice President, General Counsel and Secretary since May 2014. Prior to joining us, Mr. Shifrin served as General Counsel, Secretary and Chief Compliance Officer of EQX from January 2014 and handled legal matters for Equity Group’s real estate investment activity. Mr. Shifrin currently serves as the General Counsel and Secretary for Helix Funds where he participated in the acquisition, management and disposition of over $2.2 billion in real estate assets. Mr. Shifrin also previously served as the General Counsel for ARC. Prior to joining Helix Funds, Mr. Shifrin served as a Principal at Terrapin Properties, LLC, a privately-held real estate investment and development company, where he worked from October 2002 to April 2005 and where his role involved general counsel duties, business development and operations. While there, Mr. Shifrin was involved in over $200 million of residential and commercial real estate-related transactions. Prior to that, Mr. Shifrin was a Partner at the law firm of Katten Muchin Rosenman, where he worked for over 10 years. Mr. Shifrin received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.

Messrs. Weinberg and Shifrin have each been an employee of or otherwise involved in the operation of Equity Group and Helix Funds and are expected to have limited involvement in their activities.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

This Compensation Discussion and Analysis provides a detailed description of the Company’s executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis discusses the compensation of the following individuals, who were the Company’s named executive officers for 2018:

Name	Title
David A. Helfand	President and Chief Executive Officer
Adam S. Markman	Executive Vice President, Chief Financial Officer and Treasurer
David S. Weinberg	Executive Vice President and Chief Operating Officer
Orrin S. Shifrin	Executive Vice President, General Counsel and Secretary

Overview of Company Performance during 2018

EQC continued to make meaningful progress in 2018. We created value by reshaping our portfolio, strengthening our balance sheet, improving leasing and operations, and fostering a cohesive culture to serve as the foundation for value creation for our shareholders. We accomplished the following during 2018:

Continued Repositioning Our Portfolio

•	Disposed of seven properties in seven separate transactions for an aggregate sales price of $1.0 billion
•	Improved the quality of our portfolio, while creating liquidity through asset repositioning and dispositions
•	Evaluated numerous external growth opportunities, including multi-asset acquisitions and corporate-level opportunities

Strengthened Balance Sheet

•	Utilized sale proceeds from our dispositions to pay $305 million in distributions to our common shareholders, repurchase $88 million of our common stock and repay $580 million of debt while maintaining our balance of cash and marketable securities at $2.7 billion
•	Improved our capital structure to provide flexibility and liquidity for future shareholder value creation

Improved Leasing and Operations

•	Completed new leasing of approximately 757,000 square feet and renewed leases covering approximately 219,000 square feet in our ten-property portfolio
•	Created value through asset repositioning and executing material leases that enhanced the value of sold assets

Fostered a Corporate Culture to Serve as Foundation for Value Creation for Shareholders

•	Fostered a company culture based on a meritocracy, where integrity, diversity of opinion, working passionately and collaboration are fundamental
•	Engaged with institutional investors through 80 in-person meetings and over 30 conference calls

We also reduced corporate office staffing in connection with the downsizing of our portfolio.

Our Company’s total return for the five years ended December 31, 2018 was 41.3% (versus the FTSE NAREIT Office Index (“NAREIT Office Index”) return of 28.5% and the Morgan Stanley REIT Index (“RMS”) return of 45.8%), our total return for the three years ended December 31, 2018 was 17.5% (versus the NAREIT Office Index return of 1.8% and the RMS return of 9.0%) and our total return in 2018 was 6.8% (versus the NAREIT Office Index return of -14.5% and the RMS return of -4.5%).

Overall, as shown below, the quality of our portfolio has increased significantly as the size of our portfolio has decreased:

From year-end 2014 through year-end 2018, our share price increased from $25.67 to $30.01, the market value of our equity increased $0.4 billion, we reduced our debt and preferred equity balances by $2.2 billion, we distributed $0.3 billion to common shareholders, and we increased our balance of cash and marketable securities by $2.3 billion:

We now have a portfolio of higher quality properties in better markets and have created substantial value. We have generated a significant amount of cash through asset dispositions, which we will look to deploy into opportunistic investments both in and outside the office sector in an effort to create long-term value for our shareholders. If we do not redeploy our capital, we may decide to sell or liquidate the Company if we believe a sale or liquidation maximizes shareholder value.

Compensation Objectives and Philosophy

Our compensation program, as approved by the Compensation Committee for 2018, is designed to accomplish four key objectives:

1.	reward effective executive officers who create long-term value for the Company’s shareholders;
2.	align the long-term interests of our executive officers with the interests of the Company and the Company’s shareholders;

3.	reward financial and operating performance and leadership excellence; and
4.	retain and motivate executives to remain at the Company for the long-term.

Our compensation program has the following components: (1) base salary, (2) annual cash incentive compensation, (3) long-term, at-risk time and performance-based equity compensation, and (4) health and welfare benefits that are made available to all of our employees.

We maintain an ongoing dialogue with investors and are open to investor feedback on executive compensation.

Compensation Snapshot

	OBJECTIVES	KEY FEATURES
Base Salary	• Recognize ongoing performance of job responsibilities and leadership excellence • Provide a regular source of income so employees can focus on day-to-day responsibilities	• Fixed compensation paid in cash • Based on competitive pay, taking into account job scope, position, knowledge, skills and experience
Short-Term Annual Incentive Program (STIP)
•   Motivate the achievement of Company and
     individual objectives on an annual basis

•   Reward financial and operating performance and
     leadership excellence

•   Balance objectivity with subjectivity in an effort to
     support the Company’s business objectives
• Variable cash compensation based on achievement of pre-defined annual performance goals • Funded upon achievement of objective corporate goals (67%) and individual subjective goals (33%)
Long-Term Incentive Compensation Program (LTIC Program)
•   Encourage executives to achieve multi-year
     strategic and financial objectives to create
     shareholder value

•   Align the long-term interests of executives with the
     interests of the Company and the Company’s
     shareholders

•   Provide a retention mechanism with vesting over a
     multi-year period to motivate our executives to
     remain at the Company for the long-term

•   Long-term equity compensation with 67% based on
     the achievement of pre-defined forward looking
     performance goals and the remaining 33% based
     on continued employment by the Company

•   Performance awards are a four-year program based
     on relative total shareholder return (“TSR”)
     measured over a three-year performance period
     (compared to the TSRs of the companies that
     comprise the NAREIT Office Index) with a
     reduction modifier applied for absolute TSR
     performance that is negative

•   For the time-based and performance-based awards,
     vesting is back-end loaded (50% vests on the
     fourth anniversary)

We believe that the structure of our executive compensation program, as outlined above, is both aligned with the interests of our shareholders and serves to attract and retain talented executives. With a majority of each executive’s compensation opportunity “at risk,” we believe the interests of the executives are appropriately linked to Company performance.

For 2018, the following charts illustrate the target mix of compensation components for our Chief Executive Officer and the average target mix of our other named executive officers.

Target Pay Mix – Avg. Other NEOs*

Salary
23%
Time-Based Equity Awards
18%
Bonus
23%
Performance-Based Equity Awards
36%
Pay Aligned with Shareholders 53%
Performance-Based Compensation 59%

** The totals in this chart do not equal the sum of the components due to rounding.*

For our Chief Executive Officer and other named executive officers:

•	The majority, 64% and 59%, respectively, of their total target compensation is at-risk, performance-based compensation (i.e., the annual cash bonus and performance-based equity)
•	The majority, 60% and 53%, respectively, of their total target compensation is allocated to long-term incentive (equity) pay subject to various additional performance and vesting criteria while a minority portion is cash-based, further enhancing our named executive officers’ alignment with our shareholders

The following chart illustrates that, with respect to our Long-Term Incentive Compensation Program (the “LTIC Program”), a significant portion is subject to future performance based on relative total shareholder return vs. our peers while a limited portion is based solely on continued employment by the Company. The allocation of performance-based and time-based awards is consistent between our Chief Executive Officer and other named executive officers.

LTIC Program Target Pay Allocation

The number of performance-based awards earned is 100% tied to relative total shareholder return
Time-Based 33%
Performance-Based 67%

We believe this structure encourages performance and promotes retention during a period in which we are undergoing significant change at our organization.

Executive Compensation Program Highlights

The table below highlights certain practices that we have utilized and others that we have avoided because we believe doing so is in the best interests of our shareholders:

☑
Pay for Performance. Compensation paid under our annual short-term incentive program and our LTIC Program is based on a mixture of performance metrics that span both annual (short-term) and multi-year (long-term) performance periods. The leading metric is our relative total shareholder return compared to the total shareholder returns of the companies that comprise the NAREIT Office Index, with a reduction modifier applied if our return is negative.
		Ä	No Single Trigger Change in Control Provisions. Upon a change in control, a qualified termination must occur for award acceleration to occur (12-month window period).

☑
Pay for Performance Compensation Mix. The overall compensation opportunity that is fixed is limited while a significant portion is at-risk and can only be earned based on the achievement of certain criteria.
		Ä	No Executive Perquisites. We do not provide any supplemental executive retirement plans, company cars, club memberships or other executive perquisites.

☑
Stock Ownership Guidelines. We have ownership guidelines in place for our chief executive officer (6x salary) and other named executive officers (3x salary), as well as for our non-employee trustees (4x annual cash retainer).
		Ä	Limited Retirement Benefits. We do not have a defined benefit plan.

☑
Clawback Policy. Our clawback policy covers all incentive-based compensation (cash and equity) and applies to all of our named executive officers in the event of a material restatement of the Company’s financials as a result of misconduct.
		Ä	No Hedging or Pledging of Company Stock. Our anti-hedging and anti-pledging policies prohibit our trustees and executive officers from engaging in hedging and pledging activities.

☑	Independent Compensation Consultant. The Compensation Committee retained an independent compensation consulting firm, FTI Consulting, Inc., with expertise in the REIT industry.	Ä
No Gross-Ups. We do not have any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

☑	Compensation Risk Assessment. The Compensation Committee conducted a compensation risk assessment to ensure that the executive compensation program does not encourage excessively risky behaviors.	Ä
No Dividends on Unearned Performance Awards. We will not pay dividend equivalents with respect to performance-based awards unless and until the awards are earned, at which time each holder of an earned award will receive an amount in cash equal to the aggregate amount of dividends that would have been paid in respect of the Common Shares underlying the award had such shares been issued to the holder on the first day of the performance period. Thereafter, dividend equivalents will be paid currently on earned awards.

Compensation Determination Process

Role of the Compensation Committee and Management

The Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation of the Company’s named executive officers on an annual basis. The Compensation Committee evaluates the performance of each named executive officer in light of these goals and objectives and, on the basis of such evaluation, determines and approves the compensation for each named executive officer. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the named executive officers other than the Chief Executive Officer.

In determining the appropriate compensation for the Company’s named executive officers, the Compensation Committee considers the Company’s performance and shareholder return, the amount of compensation payable, including incentive awards, to similarly-situated officers at comparable companies, our shareholder vote on compensation and any other factors the Compensation Committee deems necessary or appropriate in its discretion. The Compensation Committee seeks to ensure that our compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business objectives and do not encourage excessive or unnecessary risk taking. In addition, the Compensation Committee seeks to ensure that our programs attract and retain talented executives, encourage high performance, promote accountability and align our named executive officers’ interests with those of our shareholders.

Advisory Vote on Named Executive Officer Compensation

Our shareholders overwhelmingly approved the compensation of our named executive officers in the non-binding advisory vote that we conducted at the 2018 annual meeting of shareholders, with approximately 97.5% of the votes cast in favor of this proposal. The Compensation Committee considered the voting result as supportive of our executive compensation philosophy.

The Role of the Compensation Consultant

Under its charter, the Compensation Committee has the sole authority to retain and terminate outside legal or other advisors to the Compensation Committee as it deems necessary and appropriate in its sole discretion, including compensation consultants. The Compensation Committee has engaged FTI Consulting, Inc. (“FTI”) to advise it on matters related to the compensation of our executive officers and our compensation plans. FTI is engaged by, and reports directly to, the Compensation Committee, which has the sole authority to retain or terminate FTI and to approve the consultant’s fees and other retention terms. FTI provides no other services to the Company. The Compensation Committee has reviewed the independence of FTI in light of SEC rules and NYSE listing standards regarding compensation consultants, and the Compensation Committee has concluded that FTI’s work is independent and does not raise any conflict of interest.

The Compensation Committee has retained FTI to, among other things: (1) assist in benchmarking our executive compensation against our peers; (2) analyze trends in compensation in the marketplace generally and compensation program design changes among our peers specifically; (3) provide updates with respect to new legislative matters related to compensation; and (4) provide general guidance with respect to appropriate compensation levels and structures.

Use of Benchmarking and Peer Group Data

The Compensation Committee uses peer group data as one tool in assessing and determining pay for our executive officers. Competitive market data is intended to provide a framework for current market pay practices, trends, best practices, and overall industry performance.

Each year, the Company reviews its peer group to determine the appropriateness of each peer company, as well as the peer group in totality. In connection with these efforts, a variety of factors were utilized to determine our peer group’s members, including: (1) REITs that are comparable to us based on size, (2) REITs that are comparable to us based on asset class (office), (3) REITs with a higher degree of complexity and management intensive operations and (4) peer group continuity. The Compensation Committee reviewed potential changes to the 2018 peer group and determined that the historical peer group was still appropriate and no changes were necessary. As a result, the same Public REIT Peer Group and Office REIT Subset Peer Group used in 2016 and 2017 were used again in 2018.

The following table contains the name of each company within both peer groups. As of December 31, 2018, all of the peer companies (other than Boston Properties) rank between approximately 0.6x and 3.4x our Company’s equity market capitalization. Boston Properties is outside these parameters and is included in our peer groups because it is the largest public company in the office business and widely considered to be a blue chip company in the office sector.

Public REIT Peer Group	Office REIT Subset
Alexandria Real Estate Equities, Inc.	Alexandria Real Estate Equities, Inc.
Boston Properties, Inc.	Boston Properties, Inc.
Brandywine Realty Trust	Brandywine Realty Trust
Camden Property Trust	Columbia Property Trust, Inc.
Columbia Property Trust, Inc.	Douglas Emmett, Inc.
Douglas Emmett, Inc.	Highwoods Properties, Inc.
Highwoods Properties, Inc.	Hudson Pacific Properties, Inc.
Hudson Pacific Properties, Inc.	Piedmont Office Realty Trust, Inc.
Liberty Property Trust
Piedmont Office Realty Trust, Inc.
PS Business Parks, Inc.
Regency Centers Corporation
W.P. Carey, Inc.
Weingarten Realty Investors

Elements of Compensation

2018 Target Pay Mix

In 2017, the Compensation Committee, in consultation with FTI, conducted a comprehensive review of compensation levels and structures within the Company’s peer group. The results of this review indicated that overall pay levels were generally appropriate, but that cash compensation was generally lower than at peer group companies and equity-based compensation was generally higher than at peer group companies. On January 29, 2018, in order to better align the pay mix of our named executive officers to that of the Company’s peers, the Compensation Committee approved an adjustment to the target pay mix of each named executive officer to allocate more pay to base salary and annual cash bonuses. For fiscal year 2018, the total target compensation for our Chief Executive Officer is allocated 40% to cash compensation and 60% to long-term equity incentive compensation, and the average total target compensation for our other named executive officers is allocated 47% to cash compensation and 53% to long-term equity incentive compensation. For fiscal year 2018, based on the Company’s performance and the contribution of each named executive officer, the Compensation Committee approved a 3.5% increase in each named executive officer’s targeted total compensation, which the Company considers the proper metric to use in analyzing pay increases.

Base Salary

We pay our named executive officers base salaries to provide them with a predictable and stable source of cash income in order to compensate them for performing the requirements of their respective positions and to retain and motivate them.

The Compensation Committee reviews each named executive officer’s annual base salary on an annual basis, and any adjustments to an executive’s base salary are based on the Compensation Committee’s evaluation of the executive’s performance in light of the corporate goals and objectives established by the Compensation Committee each year with respect to the compensation of the executive officers. In determining the appropriate annual base salary for each named executive officer, the Compensation Committee also considers the executive’s contribution to the Company, the Company’s performance and shareholder return, the amount of compensation payable to similarly-situated executives at comparable companies (including any increases in such compensation), any shareholder vote on compensation and any other factors that the Compensation Committee deems necessary or appropriate in its discretion.

On January 29, 2018, in connection with the change in target pay mix discussed above (i.e., the adjustment to target pay mix to allocate more pay to cash), the Compensation Committee reviewed the performance of the Company and each named executive officer, analyzed targeted total compensation and approved the increases in base salary set forth in the table below for the 2018 fiscal year. In determining the amount of each increase, the Compensation Committee considered each named executive officer’s contribution to the Company and the base salaries of similarly-situated executives at the companies in the Company’s peer group. As indicated in the table below and described above, for each named executive officer, these changes resulted in a 3.5% increase in total compensation (with the larger increase to base salaries attributable to rebalancing the pay mix).

Named Executive Officer	2017 Base Salary	2018 Base Salary	Percent Change in Base Salary	Percent Change in Total Compensation
David A. Helfand	$636,540	$800,000	26%	3.5%
Adam S. Markman	$477,405	$550,000	15%	3.5%
David S. Weinberg	$566,500	$625,000	10%	3.5%
Orrin S. Shifrin	$477,405	$550,000	15%	3.5%

Annual Cash Incentive Compensation

The Company’s named executive officers are eligible to receive annual cash bonuses under the Company’s Short-Term Annual Incentive Program (the “STIP”) based on the achievement of certain performance criteria for the applicable fiscal year, as determined annually by the Compensation Committee based on the Company’s then-applicable business objectives. The purpose of the STIP is to encourage outstanding Company and individual performance by motivating the Company’s executives to achieve short-term Company and individual goals by rewarding performance measured against key annual objectives. STIP bonuses are paid 100% in cash.

In January 2018, the Compensation Committee approved corporate and individual performance goals for determining the amount of cash bonuses to be awarded to our named executive officers for the 2018 fiscal year under the STIP. In setting these goals, the Compensation Committee determined that it was appropriate that (i) 67% of the annual bonus under the 2018 STIP be based upon achievement of the objective corporate performance metrics listed below (with threshold, target and maximum values established by the Compensation Committee at what it believed to be appropriately rigorous and challenging levels for each metric) and (ii) 33% be based upon achievement of individual objectives.

The Compensation Committee identified the following objective corporate performance metrics:

•	Volume of property dispositions – the Compensation Committee linked our named executive officers’ annual bonuses to this objective by measuring the volume of property dispositions, taking into consideration the uncertainty regarding market conditions and the specific dispositions contemplated;
•	Same property leased occupancy – the Compensation Committee linked our named executive officers’ annual bonuses to this objective by quantifying their effectiveness in retaining and attracting tenants to the Company’s assets, which is captured in the measurement of same property leased occupancy; and
•	Same property cash net operating income – the Compensation Committee linked our named executive officers’ annual bonuses to this objective to measure their ability to impact the performance of our assets by capturing both rent fluctuations and whether expenses are being controlled.

The Compensation Committee selected these metrics as they believed that they are key indicators of whether we are successfully executing our business objectives. The Compensation Committee established the following threshold, target and maximum values for each metric, which it believed to be appropriately rigorous and challenging levels for each metric. The Company exceeded the maximum value for two metrics and exceeded the target value but fell short of the maximum value for the other metric:

Performance Metric	Percentage	Threshold	Target	Maximum	Actual
Volume of Property Dispositions[1]	33.33%	$550 Million	$700 Million	$850 Million	$871 Million
Same Property Leased Occupancy	33.33%	150 Basis Points below Target	91.75%[2]	150 Basis Points above Target	305 Basis Points above Target
Same Property Cash Net Operating Income[3]	33.33%	200 Basis Points below Target	$97.1 Million	200 Basis Points above Target	20 Basis Points above Target

1 Excludes 1600 Market Street (Philadelphia, PA), which was held for sale as of December 31, 2017 and included in 2017 performance metrics.

2 The 2018 target budget of 91.75% for same property leased occupancy was more rigorous than the 2017 target budget of 91.17%, an increase of 58 basis points.

3 Cash Net Operating Income is net operating income, or NOI, excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The year-to-date same property versions of these measures include the results of 10 properties continuously owned from January 1, 2018 through December 31, 2018 as compared to 16 properties for the same period in 2017, a decrease of 6 properties. Please see footnote 3 on page 30 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for a description of NOI.

As shown in the table above, for fiscal year 2018, the Company achieved the property dispositions and same store property leased occupancy metrics in excess of the maximum value established by the Compensation Committee for each such metric, and therefore the Compensation Committee awarded maximum credit for each such metric for purposes of determining the bonus payouts. The Company achieved the same property cash net operating income metric between the target and the maximum values established by the Compensation Committee for such metric, and interpolated between those levels for purposes of determining the bonus payouts.

As described above, 33% of the annual bonuses under the 2018 STIP were based on the achievement of subjective individual performance goals that the Compensation Committee established for each of our named executive officers. As set forth in the table below, since the Company assumed responsibility for its operations from its former external manager in 2014, subsequently completed the internalization of management in 2015 and undertook to reposition the portfolio, the Company has progressively made a transition to greater use of objective, quantitative goals for the STIP:

Bonus Determination	2015	2016	2017	2018
Percentage Based on Objective Goals	0%	33%	50%	67%
Percentage Based on Subjective Goals	100%	67%	50%	33%

The 2018 individual goals for our named executive officers included, among others:

•	For Mr. Helfand, providing leadership to create value for all of our stakeholders, leading the underwriting and evaluation of future growth opportunities, facilitating effective board and senior management leadership, communication and teamwork, maintaining a corporate culture grounded in our core values, nurturing a work environment where employees are given growth opportunities and rewarded for their success, and cultivating relationships with senior executives in the real estate and investment communities to raise our profile and maximize investment opportunities;
•	For Mr. Markman, providing leadership for our accounting, financial and information technology professionals, cultivating and improving relationships with institutional investors and analysts, and seeking out and evaluating growth opportunities;
•	For Mr. Weinberg, maximizing the value of dispositions in light of changing market conditions, enhancing property valuations, seeking out and evaluating acquisition opportunities, overseeing efficient and effective capital allocation, and developing our investment professionals, asset managers and financial analysts; and

•	For Mr. Shifrin, providing valuable legal advice on real estate, public market and transaction-related matters, proactively supporting property operations and leasing while promoting compliance with laws and regulations, facilitating effective board and senior management leadership with a high level of ethical integrity, including by maintaining a rigorous corporate governance and compliance environment, and encouraging an effective risk management culture, including aggressive claims management.

Based upon its review and analysis of these individual goals and the named executive officers’contributions and achievements in respect of these goals, the Compensation Committee determined that achievement at 90% of maximum was appropriate for each of our named executive officers on the subjective component of their STIP award for fiscal 2018.

The threshold, target and maximum annual bonus amounts for our named executive officers under the STIP for fiscal year 2018, as a percentage of their respective annual base salaries, were as follows:

Named Executive Officer	Threshold	Target	Maximum
David A. Helfand	75%	150%	225%
Adam S. Markman	50%	100%	150%
David S. Weinberg	50%	100%	150%
Orrin S. Shifrin	50%	100%	150%

On January 29, 2019, the Compensation Committee approved the following cash bonus awards under the STIP for the named executive officers for fiscal year 2018:

Named Executive Officer	Threshold (0.5x)	Target (1.0x)	Maximum (1.5x)	Actual
David A. Helfand	$600,000	$1,200,000	$1,800,000	$1,619,891
Adam S. Markman	$275,000	$550,000	$825,000	$742,450
David S. Weinberg	$312,500	$625,000	$937,500	$843,693
Orrin S. Shifrin	$275,000	$550,000	$825,000	$742,450

The actual bonus payout was calculated as follows: (1) for the individual goals, the Compensation Committee determined that achievement at 90% of maximum was appropriate for 2018; and (2) for the corporate objective goals, a composite total of 90% of maximum was achieved, based on the following: (a) for the volume of property dispositions and same store property leased occupancy metrics, achievement above maximum, resulting in 100% maximum payout, and (b) for the same property cash net operating income metric, achievement between target and maximum with interpolation between these levels for an actual payout of 70% of maximum.

The bonus amount awarded to each of our named executive officers is between the target and maximum bonus amounts that were established for the executive. The Compensation Committee determined the bonus amounts based on the level of achievement of the applicable corporate performance metrics (with each metric weighted equally) and its subjective assessment of each executive’s achievement of the applicable individual performance goals. In determining the bonus amounts for fiscal year 2018, the Compensation Committee also considered, among other things, the successful execution of the Company’s business objectives and each of the executive’s contributions to the improvement of the Company’s capital structure.

Long-Term Equity Compensation

For 2018, the Company’s named executive officers were eligible to receive annual equity awards with time-based vesting requirements and annual equity awards with a combination of time and performance-based vesting requirements, in each case under the LTIC Program. The purpose of the LTIC Program is to attract and retain talented executives and key employees, to motivate future performance and to link compensation to performance of the Company’s stock over a multi-year period. The Compensation Committee believes that it is appropriate to use a combination of time and performance-based awards in order to attract and retain talented executives and key employees, and to link compensation to performance of the Company’s stock over a multi-year period. The Compensation Committee grants LTIC Program awards to our named executive officers in January of each fiscal year. The amount of awards granted to each executive is determined based on his performance and the Company’s performance during the prior fiscal year. We grant equity awards under the 2015 Omnibus Plan. Prior to obtaining shareholder approval of the 2015 Omnibus Plan at our 2015 annual meeting of shareholders, we granted equity awards under the Equity Commonwealth 2012 Equity Compensation Plan, as amended (the “2012 Equity Plan”). The 2015 Omnibus Plan replaced the 2012 Equity Plan, under which no additional awards will be granted.

The Company’s named executive officers (and other employees who are eligible to receive long term incentive compensation as part of their annual compensation package) were given the option to elect to receive their 2017 LTIC Program awards (which were granted in 2018) in the form of (x) restricted shares with time-based vesting requirements (“LTIC Shares”) and restricted share units with both time-based and performance-based vesting requirements (“LTIC RSUs”), or (y) LTIP Units, which are discussed in more detail in the next paragraph.

LTIP Units are a special class of interests in EQC Operating Trust (the “Operating Trust”) that may be issued to employees, officers or trustees of the Operating Trust, the Company or their subsidiaries (“LTIP Units”). The Operating Trust is the entity through which we now conduct our business following our conversion to an UPREIT in 2016. LTIP Units are structured to qualify as “profits interests” for tax purposes. Each LTIP Unit will convert automatically into an OP Unit on a one-for-one basis when the LTIP Unit becomes vested and upon equalization of its capital account with the per-unit capital account of the OP Units. Holders of OP Units (other than the Company) generally have the right, commencing six months from the date of issuance of such OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, Common Shares on a one-for-one basis.

Each of the named executive officers elected to receive their 2017 LTIC Program awards in the form of LTIC Shares and LTIC RSUs, which were granted on January 29, 2018.

The following illustrations show the performance periods and vesting schedules for the LTIC Program awards. The duration of the LTIC Program awards is four years from start to finish including performance criteria and further vesting.

Performance-Based Awards (67% of LTIC Program Awards)

Time-Based Awards (33% of LTIC Program Awards)

Time-Based Awards. For each of our named executive officers, 33% of his target LTIC Program award for 2018 consisted of time-based LTIC Shares. In January 2018, the Compensation Committee granted the following LTIC Shares to each of our named executive officers which, based on the closing price per share of our Common Shares of $29.78 on January 29, 2018, had the following value on the grant date:

Named Executive Officer	Number of LTIC Shares	Value of LTIC Shares
David A. Helfand	36,444	$1,085,302
Adam S. Markman	15,283	$455,128
David S. Weinberg	18,136	$540,090
Orrin S. Shifrin	11,756	$350,094

The LTIC Shares will vest 25% on the “Measurement Date” (as defined below) in February of the calendar year during which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year during which the third anniversary of the grant date occurs and 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the grant date occurs, subject to the executive’s continued employment with the Company through the applicable vesting date. The term “Measurement Date” means either (x) the date in February of the applicable calendar year on which the Compensation Committee meets to determine the level of achievement of the performance criteria with respect to any performance-based equity awards or, (y) if there are no such awards for which performance is required to be measured during the applicable calendar year, the first date in February of such calendar year on which the Compensation Committee meets or takes an action by unanimous written consent. Each LTIC Share entitles the named executive officer to receive any dividends declared on the Common Shares beginning on the grant date of the LTIC Share.

Performance-Based Awards. For each of our named executive officers, the other 67% of his target LTIC Program award for 2018 consisted of LTIC RSUs, which have time-based and performance-based vesting requirements. Each LTIC RSU represents the right to receive one Common Share. In January 2018, the Compensation Committee granted the following LTIC RSUs to our named executive officers, reflecting the number of LTIC RSUs that each executive will earn if the applicable performance measure is achieved at the target level, which, based on the closing price per Common Share of $29.78 on January 29, 2018, had the following values on the grant date:

Named Executive Officer	Number of LTIC RSUs	Value of LTIC RSUs
David A. Helfand	73,992	$2,203,482
Adam S. Markman	31,029	$924,044
David S. Weinberg	36,821	$1,096,529
Orrin S. Shifrin	23,868	$710,789

The actual number of LTIC RSUs that each executive will earn will be between 0% and 249.25% of the number of units granted to him, depending on the achievement of the applicable performance criteria. Since the number of LTIC RSUs that will be earned, if any, will not be determined until the end of the three-year performance period, the actual value of the LTIC RSUs could be higher or lower than the foregoing target levels, depending on the Company’s achievement of the applicable performance criteria.

The performance measure for the LTIC RSUs is the TSR of the Common Shares over a three-year performance period relative to the TSRs of the companies that comprise the NAREIT Office Index over the same period of time, provided that only companies that are public throughout the entire performance period will be included for purposes of calculating the relative TSR comparison. After the Company’s TSR percentile is determined, the number of LTIC RSUs that will be earned by an executive will be determined by multiplying the number of units that was granted to the executive by the applicable percentage listed in the following table.

Company TSR Relative to NAREIT Office Index TSRs over Performance Period	% of Granted LTIC RSUs Earned[1]
90th Percentile and Above	249.5%
80th Percentile	212.0%
70th Percentile	174.5%
60th Percentile	137.0%
50th Percentile (Target)	100.0%
40th Percentile	68.5%
30th Percentile	37.5%
25th Percentile	25.5%
Below 25th Percentile	0.0%

1 The actual number of LTIC RSUs earned will be the number of units awarded to each executive, which is the target number of units that can be earned, multiplied by the applicable percentage listed in the table above. The actual number of LTIC RSUs will be determined at the end of the three-year performance period. The percentages listed in the table above are rounded to the nearest 0.5%.

If the Company’s total TSR for the performance period is negative, any LTIC RSUs deemed earned based on the table above will be reduced by 25%. To the extent performance falls between two levels in the table above, linear interpolation will apply in determining the percentage of the LTIC RSUs that are earned. Any LTIC RSUs that do not become earned at the end of the performance period will be forfeited.

The LTIC RSUs will vest, if at all, as follows: (i) 50% following the conclusion of the performance period on the date that the Compensation Committee determines whether and to what extent the performance criteria have been achieved, and (ii) 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the grant date occurs, subject in each case to the executive’s continued employment with the Company through such date. Earned LTIC RSUs will generally be paid out as soon as practicable following the applicable vesting date. The Compensation Committee believes that subjecting 50% of any earned LTIC RSUs to an additional one-year vesting period further serves to help retain our named executive officers.

The named executive officers will not be entitled to receive any dividends with respect to the Common Shares underlying the LTIC RSUs unless and until the LTIC RSUs are earned, at which time each executive will be entitled to receive an amount in cash equal to the aggregate amount of dividends that would have been paid in respect of the Common Shares underlying the executive’s earned LTIC RSUs had such Common Shares been issued to the executive on the first day of the performance period. Following the performance period, each executive will be entitled to receive, in respect of each earned LTIC RSU held by the executive, whether or not vested, an amount in cash equal to the per share amount of any dividend paid by the Company to the shareholders, which amount will be paid to the executive within 60 days following the date that the dividend is paid to the shareholders.

To the extent a named executive officer elects to receive his award under the LTIC Program in the form of LTIP Units, the named executive officer would receive an award consisting of (i) LTIP Units (equal to 33% of the target value of the LTIC award) subject to time-vesting requirements generally consistent with the vesting terms applicable to LTIC Shares (the “Time-Based LTIP Units”) and (ii) LTIP Units (equal to 67% of the target value of the LTIC award) subject to time-vesting and performance-vesting requirements generally consistent with the vesting terms applicable to LTIC RSUs (the “Performance-Based LTIP Units”). A Time-Based LTIP Unit generally entitles the holder thereof to receive the same per unit distributions as the other OP Units of the Operating Trust. A holder of Performance-Based LTIP Units will not be entitled to participate in distributions with respect to his Performance-Based LTIP Units until expiration of the applicable performance period, at which time he generally will become entitled to receive a special catch-up distribution in respect of his earned Performance-Based LTIP Units, if any, for the periods prior to such time.

The chart below illustrates the performance for the outstanding LTIC RSUs and Performance-Based LTIP Units that were granted to our named executive officers in 2014, 2015, 2016, 2017 and 2018, compared to the grant date fair value of such awards. The target fair value amounts represent the grant date fair value of the performance-based awards based on the Monte Carlo simulation model conducted at the times the awards were granted. With respect to the LTIC RSUs granted to our named executive officers in 2014 and 2015, the chart shows the value of such LTIC RSUs that were earned in 2017 and 2018 based on actual performance measured at the end of the three-year performance periods ending on October 28, 2017 and January 28, 2018. With respect to the LTIC RSUs and Performance-Based LTIP Units granted to our named executive officers in 2016, 2017 and 2018, the chart shows the value of each such tranche that would be earned assuming a performance measurement date of, and the share price at, December 31, 2018. The actual number of LTIC RSUs and Performance-Based LTIP Units in each such tranche that will become earned will be determined at the end of the applicable performance period using relative TSR compared to our peers, and therefore the chart is not representative of the actual amount to be earned. The use of the relative TSR metric for a significant portion of our long-term incentive compensation ensures that our compensation is aligned with the interests of our shareholders.

The target fair value amounts shown in the chart above represent the total accounting expense for each tranche, which we recognize ratably over the applicable vesting period. We do not adjust this recorded expense either during the performance period or based on actual value received at the end of such period. Through December 31, 2018, the value of the awards that have completed their performance period is less than the target fair value reported as an expense for such awards. Similarly, as shown in the chart above, assuming a performance measurement date of December 31, 2018 for the awards that have not completed their performance period as of December 31, 2018, the value of the awards would be more than the target fair value recorded as an expense for such awards. The ultimate value of the 2017 and 2018 awards will be determined at their actual measurement date in the future, which may result in a value different than shown above. As discussed below, the performance of the 2016 awards was determined by the Compensation Committee on February 8, 2019.

On November 8, 2017, the Compensation Committee approved the level of achievement of the performance measure with respect to the special awards of LTIC RSUs that were granted to the named executive officers on October 28, 2014. The Compensation Committee determined that the TSR of the Common Shares over the three-year performance period commencing on October 28, 2014 and ending on October 28, 2017, relative to the TSRs of the companies that comprised the NAREIT Office Index over the same period of time, was in the 39th percentile. Accordingly, approximately 72% of the target LTIC RSUs granted to each executive became earned (114,317 for Mr. Helfand, 38,106 for Mr. Markman, 38,106 for Mr. Weinberg and 38,106 for Mr. Shifrin). 50% of such earned LTIC RSUs vested on November 8, 2017, when the Compensation Committee approved the performance measurement, and the remaining 50% vested on October 28, 2018.

On December 12, 2017, the Compensation Committee approved an amendment to the vesting schedule of each outstanding LTIC Program award that was granted in 2015, 2016 and 2017, to provide that all tranches of each time-based award and the second tranche of each performance-based award will vest on the Measurement Date in February of the applicable calendar year, as described above with respect to the awards granted in 2017, instead of in January of the applicable calendar year, subject to the terms and conditions of the applicable award agreement. As a result of this amendment to move the vesting dates from January to February, each tranche of each LTIC Program award is scheduled to vest on the same date during the applicable calendar year, making the LTIC Program more efficient to administer.

On February 7, 2018, the Compensation Committee approved the level of achievement of the performance measure with respect to the LTIC RSUs that were granted to our named executive officers on January 28, 2015. The Compensation Committee determined that the TSR of the Common Shares over the three-year performance period commencing on January 28, 2015 and ending on January 28, 2018, relative to the TSRs of the companies that comprised the NAREIT Office Index over the same period of time, was in the 53rd percentile. Accordingly, approximately 109.8% of the target LTIC RSUs granted to each executive became earned (85,768 for Mr. Helfand, 35,968 for Mr. Markman, 35,968 for Mr. Weinberg and 27,667 for Mr. Shifrin). 50% of such earned LTIC RSUs vested on February 7, 2018, when the Compensation Committee approved the performance measurement, and 50% are scheduled to vest on the Measurement Date in February of 2019, subject to the terms and conditions of the applicable award agreements.

On February 8, 2019, the Compensation Committee approved the level of achievement of the performance measure with respect to the LTIC RSUs that were granted to our named executive officers on January 26, 2016. The Compensation Committee determined that the TSR of the Common Shares over the three-year performance period commencing on January 26, 2016 and ending on January 25, 2019, relative to the TSRs of the companies that comprised the NAREIT Office Index over the same period of time, was in the 68th percentile. Accordingly, approximately 167.7% of the target LTIC RSUs granted to each executive became earned (129,326 for Mr. Helfand, 54,233 for Mr. Markman, 66,749 for Mr. Weinberg and 41,718 for Mr. Shifrin). 50% of such earned LTIC RSUs vested on February 8, 2019, when the Compensation Committee approved the performance measurement, and 50% are scheduled to vest on the Measurement Date in February of 2020, subject to the terms and conditions of the applicable award agreements.

The treatment of the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units upon a termination of the executive’s employment and/or a change in control of the Company is described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Employment Agreements or Severance Plans

Prior to the Compensation Committee’s approval of the Company becoming party to Change in Control Agreements with each of our named executive officers in April 2019 as described below in the section entitled “Change in Control Agreements Approved in 2019,” the Company did not have any employment agreements or severance arrangements with any of our named executive officers, other than the acceleration of all or a portion of their outstanding equity awards upon certain terminations of employment or in connection with a change in control of the Company, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

Other Employee Benefits and Perquisites

We provide to all our employees, including our named executive officers, broad-based health and welfare benefits that are intended to help attract and retain employees. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time, that are available to all employees. We do not provide executive perquisites to our named executive officers.

Other Compensation Practices and Policies

Stock Ownership Guidelines

We believe that equity ownership by our officers helps align their interests with our shareholders’ interests. To that end, we have adopted formal stock ownership guidelines applicable to all of our named executive officers with the following key terms:

•	Chief Executive Officer is required to own our securities equal in value to at least six times his base salary.
•	Each of our other named executive officers is required to own our securities equal in value to at least three times his base salary.
•	Each named executive officer has five years to comply with the ownership requirement and is required to hold shares at this level while serving in his position.
•	Mandatory holding period that requires named executive officers to retain all net securities (after payment of applicable taxes) earned from any equity award until the applicable stock ownership requirement is achieved.

All of our named executive officers are in compliance with our stock ownership guidelines as of the date of this Proxy Statement. See the section below entitled “Trustee Compensation – Stock Ownership Guidelines” for a discussions of the stock ownership guidelines applicable to non-employee trustees.

Anti-Hedging and Anti-Pledging Policies

The Board has adopted restrictions on hedging and pledging securities issued by the Company. With respect to hedging, our trustees, employees (including executive officers) and their family members who reside with them are prohibited from trading in any interest relating to the future price of the Company’s securities, such as a put, call or short sale. With respect to pledging, trustees, employees (including executive officers) and their family members who reside with them are prohibited from holding securities issued by the Company in a margin account or pledging these securities as collateral for a loan. The Board may grant exceptions to this anti-pledging policy for trustees and executive officers and the company’s Compliance Officer may grant such exceptions to other employees. No such exceptions have been granted for trustees, executive officers or their family members since the implementation of the policy on July 31, 2014.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code, a publicly held corporation generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees.” Prior to the enactment of the TCJA, a publicly held corporation’s covered employees included its chief executive officer and three other most highly compensated executive officers (other than the chief financial officer), and certain “qualified performance-based compensation” was excluded from the $1 million deduction limit. The TCJA made certain changes to Section 162(m), effective for taxable years beginning after December 31, 2017. These changes include, among others, expanding the definition of “covered employee” to include a publicly held corporation’s chief financial officer and repealing the qualified performance-based compensation exception, subject to a transition rule for remuneration provided pursuant to a written binding contract which was in effect on November 2, 2017, and which was not modified in any material respect on or after that date.

As a result of our conversion to an UPREIT in November 2016, substantially all of the services rendered by our executive officers are performed on behalf of the Operating Trust, for which the Company serves as the sole trustee. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a real estate investment trust that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. We have not obtained a ruling on this issue, but we believe the same conclusion applies to us. For this reason, the Compensation Committee’s compensation policy and practices may not be guided by considerations relating to Section 162(m).

Clawback Policy

The Compensation Committee adopted a clawback policy in 2014, pursuant to which if the Company is required to restate its financial results due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse the Company for (i) any bonus or other incentive-based or equity-based compensation received during the 12 months following the public issuance of the non-compliant document, and (ii) any profits realized from the sale of its securities during those 12 months. In March 2017, the Compensation Committee modified the clawback policy so that it now applies to all of our named executive officers. In connection with the requirement under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 that we implement a policy providing for the recovery of incentive-based compensation subject to recoupment following a required accounting restatement, we intend to revise our clawback policy after final rules are issued by the Securities and Exchange Commission to conform to such rules.

2019 Compensation Actions

2019 Base Salaries

On January 29, 2019, the Compensation Committee determined that it was appropriate to keep the 2019 base salaries for our named executive officers consistent with the levels set for 2018, as set forth below. In making this determination, the Compensation Committee considered each named executive officer’s contribution to the Company and the base salaries of similarly-situated executives at the companies in the Company’s peer group.

Named Executive Officer	2019 Base Salary
David A. Helfand	$800,000
Adam S. Markman	$550,000
David S. Weinberg	$625,000
Orrin S. Shifrin	$550,000

2019 STIP Performance Goals

In January 2019, the Compensation Committee determined that, consistent with fiscal year 2018, 67% of award determinations under the STIP for fiscal year 2019 will be based on the achievement of objective, quantitative corporate performance metrics and 33% of award determinations under the STIP for fiscal year 2019 will be based on the achievement of subjective, individual performance goals. As set forth in the table below, the Company has progressively made a transition to more objective, quantitative goals for the STIP since the Company assumed responsibility for its operations from its former external manager in 2014, subsequently completed the internalization of management in 2015 and undertook to reposition the portfolio.

Bonus Determination	2015	2016	2017	2018	2019
Percentage Based on Objective Goals	0%	33%	50%	67%	67%
Percentage Based on Subjective Goals	100%	67%	50%	33%	33%

The threshold, target and maximum annual bonus amounts for our named executive officers under the STIP for fiscal year 2019, as a percentage of their respective annual base salaries, remained the same as the corresponding amounts for fiscal year 2018, as follows: 75%, 150% and 225%, respectively, for Mr. Helfand; and 50%, 100% and 150%, respectively, for each of Messrs. Markman, Weinberg and Shifrin.

2018 LTIC Program Awards

On January 29, 2019, the Compensation Committee approved the grant of equity awards to our named executive officers for fiscal year 2018 performance and to motivate future performance and further align the interests of our executive officers and our shareholders pursuant to the LTIC Program. The named executive officers (and other employees who are eligible to receive long-term incentive compensation as part of their annual compensation package) were given the option to elect to receive their 2018 LTIC Program awards in the form of (x) LTIC Shares and LTIC RSUs or (y) LTIP Units. Each of our named executive officers elected to receive his 2018 LTIC Program awards in the form of LTIC Shares and LTIC RSUs.

For each of our named executive officers, 33% of the executive’s target LTIC Program award consists of LTIC Shares and 67% consists of LTIC RSUs. The table below lists the 2018 LTIC Program awards that were granted by the Compensation Committee to each named executive officer in January 2019, which were all granted under the 2015 Omnibus Plan.

Named Executive Officer	Time-Based LTIC Shares	Performance-Based LTIC RSUs
David A. Helfand	31,691	64,342
Adam S. Markman	13,666	27,746
David S. Weinberg	16,791	34,092
Orrin S. Shifrin	10,244	20,799

LTIC Shares. Based on the closing price per Common Share of $31.77 on January 29, 2019, the LTIC Shares granted to Messrs. Helfand, Markman, Weinberg and Shifrin had a grant date value of $1,006,823, $434,169, $533,450 and $325,452, respectively.

LTIC RSUs. Based on the closing price per Common Share of $31.77 on January 29, 2019, the number of LTIC RSUs that will be earned by the executives if the Company’s performance is at the target level had a value on the grant date of $2,044,145, $881,490, $1,083,103 and $660,784 for Messrs. Helfand, Markman, Weinberg and Shifrin, respectively. The actual number of LTIC RSUs that each executive will earn will be between 0% and 249.25% of the number of LTIC RSUs granted to him, depending on the achievement of the applicable performance criteria. Since the number of LTIC RSUs that will be earned, if any, will not be determined until the end of the three-year performance period, the actual value of the LTIC RSUs could be higher or lower than the foregoing target levels, depending on the Company’s achievement of the applicable performance criteria.

The LTIC Shares and LTIC RSUs granted in 2019 have the same terms and conditions as the LTIC Shares and LTIC RSUs granted in 2018, as described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation.” The treatment of the LTIC Shares and LTIC RSUs granted in 2019 upon a termination of the executive’s employment and/or a change in control of the Company is the same as the treatment of the LTIC Shares and LTIC RSUs granted in 2018 in such circumstances, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the Company’s 2019 Annual Meeting of Shareholders, and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Kenneth Shea, Chairman James L. Lozier, Jr. Gerald A. Spector

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table includes the 2016, 2017 and 2018 compensation data for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David A. Helfand President, Chief Executive Officer and Trustee	2018	800,000	-	3,832,625[1]	1,619,891[4]	8,000[5]	6,260,516
	2017	636,540	-	3,759,923[2]	1,301,659[4]	8,000[5]	5,706,122
	2016	618,000	-	4,015,479[3]	1,177,290[4]	8,000[5]	5,818,769
Adam S. Markman Executive Vice President, Chief Financial Officer and Treasurer	2018	550,000	-	1,607,235[1]	742,450[4]	8,000[5]	2,907,685
	2017	477,405	-	1,576,734[2]	650,829[4]	8,000[5]	2,712,968
	2016	463,500	-	1,683,903[3]	588,645[4]	8,000[5]	2,744,048
David S. Weinberg Executive Vice President and Chief Operating Officer	2018	625,000	-	1,907,254[1]	843,693[4]	8,000[5]	3,383,947
	2017	566,500	-	1,871,086[2]	772,289[4]	8,000[5]	3,217,875
	2016	550,000	-	2,072,501[3]	698,500[4]	8,000[5]	3,329,001
Orrin S. Shifrin Executive Vice President, General Counsel and Secretary	2018	550,000	-	1,236,313[1]	742,450[4]	8,000[5]	2,536,763
	2017	477,405	-	1,212,901[2]	650,829[4]	8,000[5]	2,349,135
	2016	463,500	-	1,295,305[3]	588,645[4]	8,000[5]	2,355,450

1 Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to the named executive officer on January 29, 2018, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of the LTIC Shares ($1,085,302 for Mr. Helfand, $455,128 for Mr. Markman, $540,090 for Mr. Weinberg and $350,094 for Mr. Shifrin) is equal to the closing price per Common Share on the date of grant, $29.78, multiplied by the number of shares granted (36,444 for Mr. Helfand, 15,283 for Mr. Markman, 18,136 for Mr. Weinberg and 11,756 for Mr. Shifrin). The grant date fair value of the LTIC RSUs ($2,747,323 for Mr. Helfand, $1,152,107 for Mr. Markman, $1,367,164 for Mr. Weinberg and $886,219 for Mr. Shifrin) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by the executive if the target level of performance is achieved (73,992 for Mr. Helfand, 31,029 for Mr. Markman, 36,821 for Mr. Weinberg and 23,868 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by the executive if the maximum level of performance is achieved is 184,427 for Mr. Helfand, 77,340 for Mr. Markman, 91,777 for Mr. Weinberg and 59,492 for Mr. Shifrin.

2 Represents the aggregate grant date fair value of the LTIC Shares, LTIC RSUs, Time-Based LTIP Units and Performance-Based LTIP Units, as applicable, granted to the named executive officer on January 24, 2017, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs and Performance-Based LTIP Units, and based on the assumptions described in Note 14 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. The grant date fair value of the LTIC Shares ($1,053,679 for Mr. Helfand, $524,353 for Mr. Weinberg and $339,907 for Mr. Shifrin) and Time-Based LTIP Units ($441,870 for Mr. Markman) is equal to the closing price per Common Share on the date of grant, $31.47, multiplied by the number of shares granted (33,482 for Mr. Helfand, 16,662 for Mr. Weinberg and 10,801 for Mr. Shifrin) or LTIP Units granted (14,041 for Mr. Markman). The grant date fair value of the LTIC RSUs ($2,706,244 for Mr. Helfand, $1,346,732 for Mr. Weinberg and $872,993 for Mr. Shifrin) and Performance-Based LTIP Units ($1,134,864 for Mr. Markman) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that would be earned by the executive if the target level of performance is achieved (67,979 for Mr. Helfand, 28,507 for Mr. Markman, 33,829 for Mr. Weinberg and 21,929 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs or Performance-Based LTIP Units, as applicable, that would be earned by the executive if the maximum level of performance is achieved is 169,439 for Mr. Helfand, 71,054 for Mr. Markman, 84,320 for Mr. Weinberg and 54,659 for Mr. Shifrin.

3 Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to the named executive officer on January 26, 2016, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The grant date fair value of the LTIC Shares ($1,022,990 for Mr. Helfand, $428,995 for Mr. Markman, $527,990 for Mr. Weinberg and $330,000 for Mr. Shifrin) is equal to the closing price per Common Share on the date of grant, $26.93, multiplied by the number of shares granted (37,987 for Mr. Helfand, 15,930 for Mr. Markman, 19,606 for Mr. Weinberg and 12,254 for Mr. Shifrin). The grant date fair value of the LTIC RSUs ($2,992,489 for Mr. Helfand, $1,254,908 for Mr. Markman, $1,544,512 for Mr. Weinberg and $965,305 for Mr. Shifrin) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by the executive if the target level of performance is achieved (77,126 for Mr. Helfand, 32,343 for Mr. Markman, 39,807 for Mr. Weinberg and 24,879 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by the executive if the maximum level of performance is achieved is 192,238 for Mr. Helfand, 80,616 for Mr. Markman, 99,220 for Mr. Weinberg and 62,011 for Mr. Shifrin.

4 Represents the amount of the annual cash bonus earned by the executive under the STIP for fiscal years 2018, 2017 and 2016, as applicable. See the section above entitled “Compensation Discussion and Analysis — Elements of Compensation — Annual Cash Incentive Compensation” for additional information about the STIP.

5 Represents employer matching contributions to the Company’s 401(k) plan.

Grants of Plan-Based Awards

The following table sets forth information with respect to grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2018.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
David A. Helfand	1/29/18	600,000	1,200,000	1,800,000
	1/29/18				18,772	73,992	184,427		2,747,323[4]
	1/29/18							36,444[3]	1,085,302[5]
Adam S. Markman	1/29/18	275,000	550,000	825,000
	1/29/18				7,872	31,029	77,340		1,152,107[4]
	1/29/18							15,283[3]	455,128[5]
David S. Weinberg	1/29/18	312,500	625,000	937,500
	1/29/18				9,341	36,821	91,777		1,367,164[4]
	1/29/18							18,136[3]	540,090[5]
Orrin S. Shifrin	1/29/18	275,000	550,000	825,000
	1/29/18				6,055	23,868	59,492		886,219[4]
	1/29/18							11,756[3]	350,094[5]

1 These amounts represent potential payouts under our STIP with respect to fiscal year 2018 performance. The annual cash bonus amounts earned by the named executive officers under the STIP for fiscal year 2018, which are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above, are as follows: (i) Mr. Helfand, $1,619,891; (ii) Mr. Markman, $742,450; (iii) Mr. Weinberg, $843,693; and (iv) Mr. Shifrin, $742,450.

2 The amount in the “Target” column represents the number of LTIC RSUs granted to Messrs. Helfand, Markman, Weinberg and Shifrin on January 29, 2018, and is the target number of LTIC RSUs that the executive may earn under the award. The LTIC RSUs are market-based grants that will be earned based upon the Company’s TSR relative to the TSRs of the companies that comprise the NAREIT Office Index over a three-year performance period, with any earned LTIC RSUs vesting 50% following the performance period and 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the date of grant occurs. The executive will earn between 0% and 249.25% of the number of the LTIC RSUs granted to him depending on the achievement of the performance criteria over the performance period. The executive will earn the target number of LTIC RSUs if the Company’s relative TSR performance over the three-year performance period is in the 50th percentile. The amount in the “Maximum” column represents the number of LTIC RSUs that the executive will earn if the Company’s relative TSR performance over the three-year performance period is in the 90th percentile, which is the maximum number of LTIC RSUs that the executive may earn under the award. The amount in the “Threshold” column represents the number of LTIC RSUs that the executive will earn if the Company’s relative TSR performance over the three-year performance period is in the 25th percentile, which is the minimum level of performance that will still result in a portion of the LTIC RSUs being earned by the executive (none of the LTIC RSUs will be earned if performance is below the 25th percentile).

3 Reflects the number of LTIC Shares granted to Messrs. Helfand, Markman, Weinberg and Shifrin on January 29, 2018. The LTIC Shares vest 25% on the Measurement Date in February of the calendar year in which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year in which the third anniversary of the grant date occurs, and 50% on the Measurement Date in February of the calendar year in which the fourth anniversary of the grant date occurs.

4 Represents the aggregate grant date fair value of the LTIC RSUs granted during 2018 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and based on the assumptions described in Note 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

5 Represents the aggregate grant date fair value of the LTIC Shares granted during 2018 computed in accordance with FASB ASC Topic 718 and based on the assumptions described in Note 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The Company provides long-term equity compensation to certain employees, trustees and officers of the Company and its subsidiaries pursuant to the 2015 Omnibus Plan. The purpose of the 2015 Omnibus Plan is to provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and provide a means of obtaining, rewarding and retaining key personnel. The 2015 Omnibus Plan is administered by the Compensation Committee, which has the authority to select persons to whom awards will be granted and to determine the terms and conditions of such awards. The following types of awards may be granted under the 2015 Omnibus Plan, subject to the limitations set forth in the 2015 Omnibus Plan: stock options; stock appreciation rights; restricted stock; stock units; unrestricted stock; dividend equivalent rights; performance shares and other performance-based awards; limited partnership interests in the partnership entity through which the Company conducts its business; other equity-based awards; and cash bonus awards.

The key terms of the LTIC Shares and LTIC RSUs granted to the named executive officers on January 29, 2018, which were granted under the 2015 Omnibus Plan, are described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation.”

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information with respect to each of the named executive officers’ outstanding equity awards at December 31, 2018.

Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[4]
David A. Helfand	1/29/18	36,444	1,093,684	184,427	5,534,646
	1/24/17	33,482	1,004,795	169,439	5,084,864
	1/26/16	28,490	854,985	192,238	5,769,062
	1/28/15	62,128	1,864,461	-	-
Adam S. Markman	1/29/18	15,283	458,643	77,340	2,320,988
	1/24/17	14,041	421,370	71,054	2,132,331
	1/26/16	11,947	358,529	80,616	2,419,286
	1/28/15	26,054	781,881	-	-
David S. Weinberg	1/29/18	18,136	544,261	91,777	2,754,233
	1/24/17	16,662	500,027	84,320	2,530,443
	1/26/16	14,704	441,267	99,220	2,977,592
	1/28/15	26,054	781,881	-	-
Orrin S. Shifrin	1/29/18	11,756	352,798	59,492	1,785,341
	1/24/17	10,801	324,138	54,659	1,640,317
	1/26/16	9,190	275,792	62,011	1,860,950
	1/28/15	20,040	601,400	-	-

1 Reflects the number of LTIC Shares and Time-Based LTIP Units, as applicable, granted to the executive on January 29, 2018, January 24, 2017, January 26, 2016 and January 28, 2015, respectively, as well as the number of LTIC RSUs granted to the executive on January 28, 2015, which became earned on February 7, 2018 and remain subject to time-based vesting conditions. The LTIC Shares and Time-Based LTIP Units granted in 2015, 2016, 2017 and 2018 vest 25% on the Measurement Date in February of the calendar year in which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year in which the third anniversary of the grant date occurs, and 50% on the Measurement Date in February of the calendar year in which the fourth anniversary of the grant date occurs. The LTIC RSUs granted in 2015 that remained outstanding as of December 31, 2018 vested on February 8, 2019.

2 Amounts reported are based on the closing market price of our common stock as of December 31, 2018 ($30.01), which was the last trading day of 2018.

3 Reflects the number of LTIC RSUs and Performance-Based LTIP Units, as applicable, that the executive would earn in respect of the units granted to him on January 29, 2018, January 24, 2017 and January 26, 2016, as applicable, based on achieving the maximum level of performance for the LTIC RSUs granted in 2018, 2017 and 2016. With respect to the LTIC RSUs granted in 2017 and 2016, the level of achievement assumed is the next higher performance level (i.e., maximum) that exceeds the actual performance level achieved in respect of each award calculated as of December 31, 2018, in accordance with SEC rules. The number of LTIC RSUs and Performance-Based LTIP Units, if any, that will be earned by the executive will depend on the actual performance level achieved by the Company for the applicable three-year performance period.

4 Amounts reported are based on the closing market price of our common stock as of December 31, 2018 ($30.01), which was the last trading day of 2018.

Option Exercises and Stock Vested

The following table sets forth information with respect to the stock vested for each of the named executive officers during the fiscal year ended December 31, 2018. We do not have any outstanding options.

	Stock Awards[1]
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
David A. Helfand	197,119	5,819,630
Adam S. Markman	71,041	2,093,462
David S. Weinberg	71,960	2,119,920
Orrin S. Shifrin	65,041	1,920,722

1 Reflects LTIC Shares that vested on February 7, 2018 (19,119 for Mr. Helfand; 8,018 for Mr. Markman; 8,937 for Mr. Weinberg; and 6,168 for Mr. Shifrin) and October 28, 2018 (77,958 for Mr. Helfand; 25,986 for Mr. Markman; 25,986 for Mr. Weinberg; and 25,986 for Mr. Shifrin), as well as LTIC RSUs that vested on February 7, 2018 (42,884 for Mr. Helfand; 17,984 for Mr. Markman; 17,984 for Mr. Weinberg; and 13,834 for Mr. Shifrin) and October 28, 2018 (57,158 for Mr. Helfand; 19,053 for Mr. Markman; 19,053 for Mr. Weinberg; and 19,053 for Mr. Shifrin).

2 The value realized upon vesting equals the closing market price of our common stock on the date of vesting ($28.79 on February 7, 2018 and $29.86 on October 28, 2018) multiplied by the number of shares vested.

Potential Payments Upon Termination or Change in Control

The LTIC Program awards granted to the named executive officers, the key terms of which are described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation,” provide for the accelerated vesting of the awards in the event of certain terminations of employment or a change in control of the Company, as described below. As of December 31, 2018, the named executive officers were not entitled to receive any other severance payments or benefits upon a termination of employment or a change in control of the Company. The description and table below do not reflect the terms of the change in control agreements which were entered into in April 2019 with each of the named executive officers, which are described below in the section entitled “Change in Control Agreements Approved in 2019.”

LTIC Program Awards – LTIC Shares and Time-Based LTIP Units

If a named executive officer’s employment with the Company is terminated (i) by the Company without “Cause,” (ii) by the executive for “Good Reason,” (iii) due to the executive’s “Retirement,” or (iv) due to the executive’s death or “Disability” (as such terms are defined in the equity award agreements) (any such termination, a “Qualified Termination”), then the executive’s unvested LTIC Shares and Time-Based LTIP Units, as applicable, will vest as of the date of termination on a pro rata basis, determined based on the number of days that the executive was employed by the Company during the four-year vesting period. If the executive’s Qualified Termination occurs within twelve months after a “Change in Control” (as such term is defined in the equity awards agreements), in which the LTIC Shares and Time-Based LTIP Units are assumed by the acquirer or surviving entity in the Change in Control transaction, then the executive’s unvested LTIC Shares and Time-Based LTIP Units, as applicable, will become fully vested on the date of termination.

If a Change in Control occurs prior to the fourth anniversary of the grant date and while the executive is an employee of the Company, and the LTIC Shares and Time-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, then the executive’s unvested LTIC Shares and Time-Based LTIP Units, as applicable, will become fully vested as of the date of the Change in Control.

Each Time-Based LTIP Unit and earned Performance-Based LTIP Unit will convert automatically into an OP Unit on a one for one basis when the LTIP Unit becomes vested and upon equalization of its capital account with the per unit capital account of the OP Units. Holders of OP Units (other than the Company) generally have the right, commencing six months from the date of issuance of such OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, Common Shares on a one for one basis.

LTIC Program Awards – LTIC RSUs and Performance-Based LTIP Units

If, during the performance period, the named executive officer’s employment with the Company is terminated as a result of a Qualified Termination, then the number of LTIC RSUs and Performance-Based LTIP Units, as applicable, that are earned by the executive will be determined at the end of the three-year performance period based on the achievement of the performance criteria. The executive’s earned LTIC RSUs and Performance-Based LTIP Units, as applicable and if any, will become vested as of the date that the Compensation Committee determines the achievement of the performance criteria on a pro rata basis, determined based on the number of days that the executive was employed by the Company during the four-year period commencing on the first day of the performance period. If the executive’s Qualified Termination occurs during the performance period and within twelve months after a Change in Control in which the LTIC RSUs and Performance-Based LTIP Units are assumed by the acquirer or surviving entity in the Change in Control transaction, then any LTIC RSUs and Performance-Based LTIP Units that become earned after the end of the three-year performance period will become fully vested as of the date the Compensation Committee determines the achievement of the performance criteria. With respect to any earned LTIC RSUs and Performance-Based LTIP Units, as applicable, held by the named executive officer for which the performance period is complete but for which the additional vesting period is incomplete prior to the executive’s Qualified Termination, such earned LTIC RSUs and Performance-Based LTIP Units, as applicable, will become fully vested as of the date of the executive’s Qualified Termination. The named executive officer will be issued one Common Share for each earned LTIC RSU that vests in accordance with the provisions described above, less applicable withholding taxes, as soon as practicable following the applicable vesting date (but in no event later than 60 days after such vesting date).

If, during the performance period, a Change in Control occurs while the named executive officer is an employee of the Company and the LTIC RSUs and Performance-Based LTIP Units are not assumed by the acquirer or the surviving entity in the Change in Control transaction, then the executive’s LTIC RSUs and Performance-Based LTIP Units, as applicable, will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the Change in Control, as determined by the Compensation Committee based on the 40-day trailing average price per Common Share. Any such earned LTIC RSUs and Performance-Based LTIP Units will be fully vested. With respect to any earned LTIC RSUs and Performance-Based LTIP Units, as applicable, held by the executive for which the performance period is complete but for which the additional vesting period is incomplete, such earned LTIC RSUs and Performance-Based LTIP Units, as applicable, will become fully vested as of the date of the Change in Control. The named executive officer will be issued one Common Share for each earned LTIC RSU that vests in accordance with the provisions described above, less applicable withholding taxes, on the date of the Change in Control.

Quantification of Payments

The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon a termination of employment and/or a change in control of the Company in various circumstances as described above, assuming a termination of employment and/or a change in control of the Company occurred, in each case, on December 31, 2018, which was the last business day of fiscal year 2018. The amounts reported are based on the closing market price of our common stock as of December 31, 2018 ($30.01). The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary or annual bonus earned to date, or payments or benefits generally available to all salaried employees of the Company.

Name	Qualified Termination Prior to Change in Control	Qualified Termination After Change in Control (Awards Assumed)[1]	Change in Control without Termination (Awards not Assumed)[2]	Change in Control without Termination (Awards Assumed)[3]
David A. Helfand
LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	1,932,104	3,530,977	3,530,977	-
LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	4,459,269	7,862,050	15,298,799	-
Total	6,391,373	11,393,026	18,829,775	-
Adam S. Markman
LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	810,228	1,480,723	1,480,723	-
LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	1,870,020	3,296,989	6,415,613	-
Total	2,680,248	4,777,712	7,896,337	-
David S. Weinberg
LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	928,692	1,727,736	1,727,736	-
LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	2,151,603	3,854,514	7,579,540	-
Total	3,080,295	5,582,250	9,307,276	-
Orrin S. Shifrin
LTIC Shares and Time-Based LTIP Units – Value of Accelerated Vesting[4]	623,235	1,139,000	1,139,000	-
LTIC RSUs and Performance-Based LTIP Units – Value of Accelerated Vesting[5]	1,438,452	2,536,115	4,935,055	-
Total	2,061,686	3,675,115	6,074,054	-

1 With respect to the amounts in the column entitled “Qualified Termination After Change in Control (Awards Assumed),” we assumed that the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units were assumed by the acquirer or surviving entity in the Change in Control transaction.

1 With respect to the amounts in the column entitled “Change in Control without Termination (Awards not Assumed),” we assumed that the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units were not assumed by the acquirer or surviving entity in the Change in Control transaction.

3 With respect to the amounts in the column entitled “Change in Control without Termination (Awards Assumed),” we assumed that the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units were assumed by the acquirer or surviving entity in the Change in Control transaction.

4 In the circumstance of a Qualified Termination prior to a Change in Control, the LTIC Shares and Time-Based LTIP Units will vest on a pro rata basis. Accordingly, for purposes of the “Qualified Termination Prior to Change in Control” column in the table above, we determined the number of LTIC Shares and Time-Based LTIP Units that will vest based on (x) the number of days that have elapsed from the applicable grant date (January 28, 2015, January 26, 2016, January 24, 2017 and January 29, 2018, respectively) through December 31, 2018, compared to (y) the total number of days during the four-year period commencing on the applicable grant date. The LTIC Shares and Time-Based LTIP Units constitute “double-trigger” arrangements because the vesting of the LTIC Shares and Time-Based LTIP Units will not accelerate upon a Change in Control in which such awards are assumed by the acquirer or surviving entity in the Change in Control transaction unless and until the named executive officer experiences a Qualified Termination within twelve months after such Change in Control. In connection with such a Qualified Termination, the LTIC Shares and Time-Based LTIP Units will become fully vested as of the date of termination. In the circumstance in which there is a Change in Control but no termination, and the LTIC Shares and Time-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, such awards will become fully vested as of the date of the Change in Control.

5 For purposes of the “Qualified Termination Prior to Change in Control” and “Qualified Termination After Change in Control (Awards Assumed)” columns in the table above: (i) we included the LTIC RSUs granted to the executives on January 28, 2015 that are earned but unvested, and (ii) we assumed 100% of the LTIC RSUs granted to the executives on January 26, 2016, 100% of the LTIC RSUs and Performance-Based LTIP Units, as applicable, granted to the executives on January 24, 2017 and 100% of the LTIC RSUs granted to the executives on January 29, 2018, respectively, will be earned at the end of the three-year performance period, which is the number of LTIC RSUs and Performance-Based LTIP Units, as applicable, that the executives will earn if the target level of performance is achieved. For the unearned LTIC RSUs and Performance-Based LTIP Units, as applicable, the actual number of such awards that would be earned will be determined at the end of the performance period based on the achievement of the performance criteria. The executives will earn between 0% and 249.25% of the LTIC RSUs and Performance-Based LTIP Units, as applicable, depending on the achievement of the performance criteria. In the circumstance of a Qualified Termination prior to a Change in Control, the earned LTIC RSUs and Performance-Based LTIP Units will vest on a pro rata basis. Accordingly, for purposes of the “Qualified Termination Prior to Change in Control” column, we determined the number of earned LTIC RSUs and Performance-Based LTIP Units, as applicable, that will vest based on (x) the number of days that have elapsed from the beginning of the applicable performance period (January 28, 2015, January 26, 2016, January 24, 2017 and January 29, 2018, respectively) through December 31, 2018, compared to (y) the total number of days during the four-year period commencing on the first day of the performance period. The LTIC RSUs and Performance-Based LTIP Units constitute “double-trigger” arrangements because the vesting of the LTIC RSUs and Performance-Based LTIP Units will not accelerate upon a Change in Control in which such awards are assumed by the acquirer or surviving entity in the Change in Control transaction unless and until the named executive officer experiences a Qualified Termination within twelve months after such Change in Control. In connection with such a Qualified Termination, earned LTIC RSUs and Performance-Based LTIP Units will become fully vested. In the circumstance in which there is a Change in Control but no termination, and the LTIC RSUs and Performance-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, the LTIC RSUs and Performance-Based LTIP Units will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the Change in Control and any earned LTIC RSUs and Performance-Based LTIP Units will become fully vested. Assuming a Change in Control occurred on December 31, 2018 and performance was measured as of such date, the LTIC RSUs granted in 2018 would be deemed earned at maximum level of performance, the LTIC RSUs and Performance-Based LTIP Units granted in 2017 and the LTIC RSUs granted in 2016 would be deemed earned between the target and maximum levels of performance and the unvested LTIC RSUs granted in 2015 would be earned at their measured level of performance.

Change in Control Agreements Approved in 2019

Effective April 24, 2019, following the Board’s prior approval, the Company and Equity Commonwealth Management LLC entered into Change in Control Agreements (the “CIC Agreements”) with each of our named executive officers. The Company adopted the CIC Agreements because it believes that they will serve as an effective retentive measure to provide the named executive officers with certain assurances regarding the benefits that will be payable if a Change in Control (as defined in the 2015 Omnibus Plan) occurs and their employment is terminated upon certain termination scenarios, as described below.

Under the CIC Agreements, upon a termination by the Company without Cause or by the named executive officer for Good Reason (as such defined terms are set forth below, and consistent with the definitions of such terms in the 2015 Omnibus Incentive Plan and the equity award agreements issued under such plan) that occurs (i) within the six-month period prior to or two-year period following a Change in Control; or (ii) at any time, if in connection with or in anticipation of a Change in Control (each, a “Qualifying Termination”), the named executive officer will be entitled to, subject to his execution and delivery of an irrevocable release of claims against the Company: (i) a lump sum payment equal to three times the sum of (x) the named executive officer’s annual base salary (at the rate in effect as of the date of termination, or, if greater, as of the date of the Change in Control (as applicable)), and (y) the two-year average of the most recently earned STIP awards; (ii) a lump sum payment equal to the most recently earned STIP award multiplied by a fraction, the numerator of which is the number of days the named executive officer is employed by the Company during the year in which termination occurs and the denominator of which is 365; and (iii) a lump sum payment equal to the amount that would have been payable by the Company for the cost of continued family coverage under the Company’s medical plan for a specified period following the date of termination (36 months for Mr. Helfand and 24 months for the other named executive officers). The named executive officer will also be entitled to receive any accrued benefits (which will not be subject to a release), including, without limitation, any unpaid STIP award for the year prior to the year in which termination occurs, in the amount approved or to be approved by the Compensation Committee, payable in a lump sum at the time the Company pays STIP bonuses to active employees.

In addition, the CIC Agreements provide that, in the event a named executive officer experiences a Qualifying Termination in connection with or in anticipation of, or within the two-year period following, a Change in Control in which the then-outstanding equity awards are assumed, the awards will be treated as follows: (i) any awards subject to solely time vesting (“Time-Based Awards”) will become fully vested as of the date of termination; and (ii) any awards subject to performance vesting (“Performance-Based Awards”) will remain outstanding and eligible to become earned at the end of the applicable performance period based on achievement of the applicable performance criteria, as determined by the Compensation Committee, with any such earned awards becoming fully vested as of the date of such determination and settled in accordance with the terms of the applicable award agreements. The CIC Agreements also provide that, in the event that a named executive officer experiences a Qualifying Termination within the six-month period prior to a Change in Control in which the awards are assumed: (i) the unvested portion of any Time-Based Awards that would otherwise be forfeited by the named executive officer upon his termination of employment will remain outstanding and become fully vested as of the date of the Change in Control;

and (ii) any Performance-Based Awards will become fully vested, to the extent earned based on achievement of the applicable performance criteria, upon the later of the date of the Change in Control and the date of the Compensation Committee’s determination of achievement of the applicable performance criteria. Pursuant to the applicable equity award agreements of the named executive officers, if a Change in Control occurs in which the awards are not assumed, then the awards will become fully vested as of the date of the Change in Control, subject, in the case of Performance-Based Awards, to the achievement of the applicable performance criteria measured as of the Change in Control.

Pursuant to the CIC Agreements, a “best-net” cutback provision will be applied if any payment made to a named executive officer in connection with a Change in Control, including but not limited to any payment under the CIC Agreement, would result in an excise tax imposed by Section 4999 of the Internal Revenue Code, meaning that the named executive officer will either: (i) receive all the payments and benefits to which he is entitled, subject to the excise tax; or (ii) have such payments and benefits reduced by the minimum amount necessary so that the excise tax would not apply, if such reduction would result in a greater net after-tax benefit to the named executive officer. In addition, the CIC Agreements provide that the named executive officer is subject to a perpetual confidentiality covenant.

For purposes of the CIC Agreements, “Cause” means: (a) the named executive officer’s conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act by him involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate of the Company; (b) the named executive officer’s gross negligence or willful misconduct in connection with the performance of his duties to the Company; (c) a material breach by the named executive officer of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between him and the Company or an affiliate of the Company; or (d) a material violation by the named executive officer of state or federal securities laws. For purposes of the CIC Agreements, “Good Reason” means the occurrence of one or more of the following without the named executive officer’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the named executive officer describing the applicable circumstances giving rise to Good Reason (which notice must be provided by the named executive officer within 90 days of the named executive officer’s knowledge of the applicable circumstances); provided, however, that in order for the named executive officer to terminate his employment for Good Reason, the named executive officer must terminate employment within 60 days following the end of the Company’s cure period if the circumstances giving rise to Good Reason have not been cured: (i) any material, adverse change in the named executive officer’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the named executive officer’s base salary or bonus opportunity; or (iii) a geographical relocation of the named executive officer’s principal office location by more than 50 miles.

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).

As permitted under Item 402(u), we are calculating the ratio presented below based on the same median employee that was identified for the year ended December 31, 2018. In identifying our median employee, we calculated the annual total cash compensation paid to each of our employees (excluding our Chief Executive Officer) for the year ended December 31, 2018. Total cash compensation for these purposes included base salary and bonus, and was calculated using internal payroll records. We selected the median employee based on the 41 employees who were employed by us as of November 1, 2018. As our starting population excluding our Chief Executive Officer was an even number, this analysis yielded our “approximate median employee,” which was two individuals. To provide the more conservative pay ratio, we selected the employee with the lower annual total compensation as determined under Item 402 of Regulation S-K (“Item 402 Compensation”).

The 2018 Item 402 Compensation for our Chief Executive Officer was $6,260,516. The 2018 Item 402 Compensation for our median employee was $261,090. The ratio of our Chief Executive Officer’s Item 402 Compensation to our median employee’s Item 402 Compensation for fiscal year 2018 is 24 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

TRUSTEE COMPENSATION

Overview of Trustee Compensation Program

The terms of the compensation program for trustees of the Company, excluding Messrs. Zell and Helfand (collectively, the “Independent Trustees”), are as follows:

ANNUAL RETAINER
Cash	$60,000
Equity (restricted shares or Time-Based LTIP Units)	$100,000
Total:	$160,000

ADDITIONAL ANNUAL COMPENSATION
Lead Independent Trustee	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Governance Committee Chair	$15,000
Audit Committee Member	$8,000
Compensation Committee Member	$6,000
Governance Committee Member	$6,000

We will also reimburse Independent Trustees for travel expenses incurred in connection with their activities on our behalf.

The Board has determined that Mr. Zell is not independent because of, among other things, the role Mr. Zell plays for the Company. Mr. Zell does not receive the compensation or expense reimbursement discussed above. Mr. Zell’s compensation is discussed below under the heading “Compensation for the Chairman of the Board.”

Members of our Board who are also our employees do not receive any additional compensation for their services on the Board. Therefore, Mr. Helfand did not receive any additional compensation for his service on the Board beyond his compensation as an executive officer, described earlier in this Proxy Statement under the heading “Executive Officer Compensation.”

Equity Awards Granted to Independent Trustees

On June 20, 2018, the Compensation Committee approved the grant of 3,200 restricted Common Shares to each Independent Trustee other than Mr. Edelman, and 3,200 LTIP Units to Mr. Edelman, in each case in satisfaction of his or her annual equity retainer for fiscal year 2018. Each of these grants will vest on the first anniversary of the grant date of the award, subject to the Trustee’s continued service as a Trustee throughout such period. All such restricted shares and LTIP Units will fully vest upon a “Change in Control” (as such term is defined in the equity award agreements) or the death of the Trustee.

All of the equity grants to the trustees described above were made under the 2015 Omnibus Plan.

Compensation for the Chairman of the Board

Mr. Zell serves as our Chairman of the Board and provides invaluable contributions to the Company given his unique leadership capabilities along with his extraordinary real estate and business experience, including the following:

•	Mr. Zell is one of the foremost authorities on real estate investment and management as well as a globally-recognized expert on public and private capital markets.
•	Mr. Zell has a distinctive skillset based on his more than fifty years in the real estate industry, including exceptional financial acumen, extensive investment and management experience, and wide-ranging business and strategic expertise.

•	Mr. Zell brings to the Company well-recognized brand value and a distinguished reputation in our industry that comes from his years of experience and his unparalleled role in the evolution of the REIT industry, in connection with which he is recognized as one of the founders of today’s public real estate industry having created two of the largest REITs in the country.
•	Mr. Zell has valuable and unequalled industry and community relationships, stature and contacts. His reputation, relationships and industry experience bring the Company selective opportunities to which we might not otherwise have access.
•	Mr. Zell has an exceptional track record and reputation for successfully leading companies with a focus on corporate governance and proper alignment of management and shareholder interests, including his role in the successful founding and building of Equity Commonwealth as an internally managed company, aligning the interests of our shareholders with management, and assembling an experienced team of professionals to turn around what was an undervalued and under managed portfolio of disparate real estate assets.
•	Mr. Zell’s insight in general and into the REIT industry in particular plays an integral role in the Company’s making of decisions in the best interests of our shareholders.
•	Mr. Zell has regular interaction with the Company’s executive team regarding strategy, balance sheet management and other high-level matters, and he will continue to play an instrumental role with the Company.

Mr. Zell does not receive any cash compensation for serving as Chairman of the Board. Instead, to directly align his interests with those of our shareholders, Mr. Zell’s compensation is solely comprised of an annual grant of equity awards that generally have the same terms and conditions as the LTIC Program awards issued to our named executive officers. The aggregate grant date fair value of Mr. Zell’s annual grant of equity on January 29, 2018 equaled approximately $2.3 million (and reflects a reduction from his January 24, 2017 grant, which had an aggregate grant date fair value of approximately $2.4 million), and included the following key terms:

•	33% of Mr. Zell’s target LTIC Program award was granted in the form of time-based LTIC Shares.
•	67% of Mr. Zell’s target LTIC Program award was granted in the form of performance-based LTIC RSUs.
•	Mr. Zell’s LTIC Program awards generally have the same terms and conditions (including time and performance-based vesting conditions) as the LTIC Program awards granted to our named executive officers, as described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Long Term Equity Compensation,” except that Mr. Zell’s LTIC Shares and LTIC RSUs (i) vest on a pro rata basis if Mr. Zell’s service terminates due to his death and (ii) vest in full if Mr. Zell dies or is no longer Chairman of the Board within 12 months of a “Change in Control” transaction (as such term is defined in Mr. Zell’s equity award agreement) in which the awards are assumed by the acquirer or surviving entity in such a transaction.

Based on the foregoing, the Board believes that Mr. Zell’s compensation, which is 100% forward looking to ensure alignment of his interests with those of our shareholders, is appropriate and in the best interests of our Company and our shareholders.

Stock Ownership Guidelines

We believe that equity ownership by our trustees helps align their interests with our shareholders’ interests. To that end, we have adopted formal stock ownership guidelines applicable to all of our non-employee trustees with the following key terms:

•	Required to own our securities equal in value to at least four times his or her annual base cash retainer.
•	Five years to comply with the ownership requirement and required to hold shares at this level while serving in his or her position.

•	Mandatory holding period that requires non-employee trustees to retain all net securities (after payment of applicable taxes) earned from any equity award until the applicable stock ownership requirement is achieved.

All of our non-employee trustees are in compliance with our stock ownership guidelines as of the date of this Proxy Statement.

Trustee Compensation Table for Fiscal Year 2018

The table below sets forth information regarding trustee compensation for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Sam Zell	-	2,330,753[1]	2,330,753
James Corl	66,000	100,000[2]	166,000
Martin Edelman	66,000	100,000[2]	166,000
Edward Glickman	68,000	100,000[2]	168,000
Peter Linneman	98,000	100,000[2]	198,000
James Lozier	66,000	100,000[2]	166,000
Mary Jane Robertson	80,000	100,000[2]	180,000
Kenneth Shea	75,000	100,000[2]	175,000
Gerald Spector	66,000	100,000[2]	166,000
James Star	75,000	100,000[2]	175,000

1 Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to Mr. Zell on January 29, 2018, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of the LTIC Shares ($660,014) is equal to the closing price per Common Share on the date of grant, $29.78, multiplied by the number of units granted (22,163). The grant date fair value of the LTIC RSUs ($1,670,739) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by Mr. Zell if the target level of performance is achieved (44,997), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by Mr. Zell if the maximum level of performance is achieved is 112,156. The LTIC Shares represent 33% of Mr. Zell’s target LTIC Program award and are subject to time-based vesting conditions, and the LTIC RSUs represent 67% of his target LTIC Program award and are subject to both time-based and performance-based vesting conditions. The LTIC RSUs awarded to Mr. Zell are fully at-risk, as he will earn between 0% and 249.25% of the LTIC RSUs based on the achievement of the applicable performance measure, as described above in the section entitled “Trustee Compensation – Equity Awards Granted to Sam Zell.” As of December 31, 2018, Mr. Zell held 80,626 LTIC Shares, 20,972 Time-Based LTIP Units, 94,756 LTIC RSUs and 42,580 Performance-Based LTIP Units in the aggregate. The awards granted to Mr. Zell, as a non-independent Trustee, generally have the same terms and conditions as the LTIC Program awards issued to our named executive officers.

2 Represents the aggregate grant date fair value of the 3,200 restricted shares awarded to each of Messrs. Corl, Glickman, Linneman, Lozier, Spector, Shea and Star, and Ms. Robertson, as well as the 3,200 LTIP Units granted to Mr. Edelman, on June 20, 2018, computed in accordance with FASB ASC Topic 718 and based on the assumptions described in Note 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The grant date fair value of the restricted shares and LTIP Units is equal to the closing price per Common Share on the date of grant, $31.25, multiplied by the number of shares or units granted. These restricted shares and LTIP Units vest on the first anniversary of the grant date of the award. As of December 31, 2018, each Independent Trustee other than Mr. Edelman held 3,200 restricted shares in the aggregate, and Mr. Edelman held 3,200 LTIP Units in the aggregate.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	-	-	839,470
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	839,470

1 Represents the 2015 Omnibus Plan. The number of Common Shares authorized under the 2015 Omnibus Plan was 3,250,000 as of December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the information set forth below is as of April 15, 2019, the record date for the Annual Meeting. The following table sets forth information regarding the beneficial ownership of our Common Shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding Common Shares; and (2) each of our named executive officers, each of our trustees, and our executive officers and trustees as a group. Unless otherwise indicated, the address of each identified person or entity is: c/o Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606. Also, unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our Common Shares shown to be beneficially owned by that person or entity. Except as set forth below, as of April 15, 2019, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act with respect to any of the beneficial owners set forth below.

Name and Address of Beneficial Owner	Number of Shares and Units(1)	Percent of All Shares(2)	Percent of All Shares and Units(3)
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group(4)	18,002,935	14.8%	14.8%
T. Rowe Price Associates, Inc.(5)	11,388,689	9.3%	9.3%
BlackRock, Inc.(6)	8,766,796	7.2%	7.2%
Executive Officers
David A. Helfand(7)	611,581	*	*
Adam S. Markman(8)	168,309	*	*
David S. Weinberg	189,351	*	*
Orrin S. Shifrin	138,829	*	*
Trustees
Sam Zell(9)	604,394	*	*
James S. Corl	23,984	*	*
Martin L. Edelman(10)	23,275	*	*
Edward A. Glickman	23,984	*	*
Peter Linneman	23,984	*	*
James L. Lozier, Jr.	11,984	*	*
Mary Jane Robertson	23,275	*	*
Kenneth Shea(11)	23,984	*	*
Gerald A. Spector	23,275	*	*
James A. Star(12)	60,106	*	*
All Current Executive Officers And Trustees As A Group (fourteen persons)	1,950,315	1.6%	1.6%

* Less than 1% of our Common Shares.

1 Our Charter and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. Numbers include all outstanding Time-Based LTIP Units and excludes the grants of Performance-Based LTIP Units described above in “Compensation Discussion and Analysis.”

2 The percentages indicated are based upon the number of shares held by the officer or trustee divided by the approximately 121,899,625 of our Common Shares outstanding as of April 15, 2019.

3 The percentages indicated are based upon the number of shares and Time-Based LTIP Units held by the officer or trustee divided by the approximately 121,945,345 of our Common Shares, OP Units and Time-Based LTIP Units outstanding as of April 15, 2019.

4 This information is as of December 31, 2018, and is based solely on a Schedule 13G/A (the “Vanguard Group 13G”) filed with the SEC on February 11, 2019, by The Vanguard Group (“Vanguard Group”). According to the Vanguard Group 13G, the address of Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard Group reports aggregate beneficial ownership of 18,002,935 Common Shares, with sole power to vote 172,414 Common Shares, shared power to vote 136,442 Common Shares, sole power to dispose of 17,821,124 Common Shares and shared power to dispose of 181,811 Common Shares. Vanguard Group reports that it is the parent holding company for certain subsidiaries that have acquired our Common Shares and that are listed in the Vanguard Group 13G.

5 This information is as of December 31, 2018, and is based solely on a Schedule 13G/A filed with the SEC on February 14, 2019, by T. Rowe Price Associates, Inc. (“T. Rowe Price”). Based on the information provided in that Schedule 13G/A, the address of T. Rowe Price is 100 E. Pratt Street, Baltimore, MD 21202. T. Rowe Price reports beneficial ownership of 11,388,689 Common Shares, with sole power to vote 5,079,707 Common Shares and sole power to dispose of all 11,388,689 Common Shares. T. Rowe Price Mid-Cap Value Fund, Inc. reports beneficial ownership of 6,248,421 Common Shares, with sole power to vote all 6,248,421 Common Shares.

6 This information is as of December 31, 2018, and is based solely on a Schedule 13G/A filed with the SEC on February 4, 2019, by BlackRock, Inc. (“BlackRock”). Based on the information provided in that Schedule 13G/A, the address of BlackRock is 55 East 52nd Street, New York, New York 10055. BlackRock reports beneficial ownership of 8,766,796 Common Shares, with sole power to vote 8,242,391 Common Shares and sole power to dispose of all 8,766,796 Common Shares. BlackRock reports that it is the parent holding company for certain subsidiaries that have acquired our Common Shares and that are listed in that Schedule 13G/A.

7 Includes 290 Common Shares held by EGI-CW Holdings, L.L.C. (“EGI-CW”). Mr. Helfand is a member of EGI-Fund (14-16) Investors, L.L.C. (“EGI-Fund (14-16)”), which is a member of EGI-CW. These 290 Common Shares represent only the number of shares in which Mr. Helfand has a pecuniary interest in accordance with his proportionate interest in EGI-Fund (14-16).

8 Includes 14,041 Time-Based LTIP Units held by The Adam and Sarah Markman Trust, of which Mr. Markman is the co-trustee and a beneficiary.

9 Includes 20,972 Time-Based LTIP Units. Excludes 2,584,300 shares that are held by EGI-CW Holdings, L.L.C. (“EGI-CW”), which is indirectly controlled by Chai Trust Company, LLC (“Chai”). Two entities, in which trusts established for the benefit of Mr. Zell’s family, the trustee of each of which is Chai, indirectly own interests, are members of EGI-CW. Mr. Zell is not an officer or a director of Chai and does not have voting or dispositive power over the shares, and therefore disclaims beneficial ownership thereof, except to the extent of any pecuniary interest therein indirectly held by his family.

10 Includes 3,200 Time-Based LTIP Units. The remaining 20,075 shares are held by 3MB Associates, LLC, in which Mr. Edelman has an indirect pecuniary interest.

11 Includes 3,156 Time-Based LTIP Units.

12 Excludes 246,702 shares held by Crown Investment Series LLC – Series 45 (“Crown Series 45”), in which trusts established for the benefit of Mr. Star’s wife and children indirectly own interests. Crown Series 45 is indirectly controlled by Longview Asset Management LLC, of which Mr. Star is President and Chief Executive Officer. Mr. Star disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, trustees and certain persons who own more than 10% of our outstanding Common Shares are required by Section 16(a) of the Exchange Act and related regulations:

•	to file reports of their ownership of such Common Shares with the SEC; and
•	to furnish us with copies of the reports.

Based solely upon a review of Forms 3 and 4 and amendments thereto and written representations furnished to us, no person who at any time during the most recent fiscal year was a trustee, officer, or beneficial owner or more than 10% of any class of our equity securities failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Transactions with Related Persons

Our Code of Business Conduct and Ethics prohibits trustees and executive officers from engaging in transactions that may result in a conflict of interest with us. However, the Code of Business Conduct and Ethics allows exceptions to this prohibition, but only if a majority of the disinterested trustees approves the transaction or the transaction has otherwise been approved pursuant to our Related Party Transaction Policy. According to our Related Party Transaction Policy and our Audit Committee’s charter, our Audit Committee must review any transaction involving a trustee, officer or 5% shareholder that may create a conflict of interest. The Audit Committee must either approve or reject the transaction or refer the transaction to the full Board, excluding any interested trustees.

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website, www.eqcre.com.

Related Person Transactions

Two North Riverside Plaza Joint Venture Limited Partnership

Effective July 20, 2015, we entered into a lease with Two North Riverside Plaza Joint Venture Limited Partnership, an entity associated with Mr. Zell, our Chairman, to occupy office space on the twentieth and twenty-first floors of Two North Riverside Plaza in Chicago, Illinois (the “20th/21st Floor Office Lease”). The initial term of the lease is approximately five years, expiring December 31, 2020, with one 5-year renewal option. The lease payment is approximately $0.5 million for the initial year and $0.8-$0.9 million annually thereafter. This lease was approved by the Audit Committee on June 16, 2015. We completed improvements to the office space utilizing the $0.7 million tenant improvement allowance pursuant to the lease.

In connection with the 20th/21st Floor Office Lease, effective February 1, 2016, we entered into a lease with Two North Riverside Plaza Joint Venture Limited Partnership for storage space in the basement of Two North Riverside Plaza. The storage lease expires December 31, 2020; however, each party has the right to terminate on 30 days’ prior written notice.

T. Rowe Price Lease at 1735 Market Street

In May 2017, T. Rowe Price Associates, Inc., or T. Rowe Price, which beneficially owned more than 5% of our Common Shares, received assignment of a lease from an original third party tenant to 3,623 rentable square feet in our property at 1735 Market Street in Philadelphia. On May 25, 2018, we and T. Rowe Price entered into a First Amendment to Lease that extended the term of the original lease for 63 additional months, terminating May 31, 2024. The extension term commenced on March 1, 2019, during which time T. Rowe Price will pay approximately $9,200 in monthly minimum rent, subject to annual escalations of 2.5%, and a pro-rated portion of the operating expenses and taxes for the building. As part of the lease extension, we have agreed to rent abatement for the initial three months of the extension, and to provide up to approximately $36,000 as a tenant improvement allowance to improve the leased space.

Indemnification

The Maryland statute governing a REIT formed under the laws of Maryland, or the Maryland REIT law, permits a Maryland REIT to include in its charter a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for (a) liability resulting from actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established in a judgment or other final adjudication as being material to the cause of action. Our Charter contains such a provision that allows us to eliminate the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our Charter and bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify and to pay, reimburse or advance reasonable expenses to:

•	any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•	any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, officer or partner of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our Charter and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company. Our bylaws specify that any indemnification or payment or reimbursement of the expenses as described above will be made in accordance with the procedures provided by the MGCL for directors of Maryland corporations.

MISCELLANEOUS

Other Matters to Come Before the Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2019 Annual Meeting of Shareholders

Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2020 annual meeting of shareholders must be received at our principal executive offices on or before December 27, 2019, in order to be considered for inclusion in our proxy statement for our 2020 annual meeting of shareholders, provided that if we hold our 2020 annual meeting on a date that is more than 30 days before or after June 20, 2020, shareholders must submit proposals for inclusion in our 2019 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2020 annual meeting must be received no earlier than November 27, 2019 and no later than 5:00 p.m., Central Time, December 27, 2019. However, in the event that the 2020 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other record holders of our Common Shares may participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Equity Commonwealth, Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, or call us at (312) 646-2801. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 20, 2019

This Proxy Statement and our 2018 Annual Report are available on our website at www.eqcre.com. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement and our Annual Report will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2018 for a reasonable fee.

By Order of the Board of Trustees

Orrin S. Shifrin Executive Vice President, General Counsel and Secretary

Chicago, Illinois
April 25, 2019

Exhibit A

Amendment No. 2
To The
Equity Commonwealth 2015 Omnibus Incentive Plan

Pursuant to Section 5.2 of the Equity Commonwealth 2015 Omnibus Incentive Plan (the “Plan”), the Board of Directors of Equity Commonwealth (the “Board”), at a meeting of the Board held on March 13, 2019, has duly adopted a resolution approving this Amendment No. 2 to the Plan (this “Amendment”) to amend the Plan as set forth below. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Plan.

1.	Section 4.1. The first sentence of Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 18, the maximum number of shares of Stock available for issuance under the Plan shall be five million seven hundred fifty thousand (5,750,000) shares of Stock.

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
3.	Except as modified by the Amendment, the terms of the Plan remain unmodified and in full force and effect.

A

Exhibit B

EQUITY COMMONWEALTH

AMENDED AND RESTATED

2015 OMNIBUS INCENTIVE PLAN

B

B-i

B-ii

B-iii

EQUITY COMMONWEALTH

AMENDED AND RESTATED

2015 OMNIBUS INCENTIVE PLAN

Equity Commonwealth (the “Company”) sets forth herein the terms of its Amended and Restated 2015 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan permits the grant of awards of stock options, stock appreciation rights, restricted stock, stock units, OP Units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards, and cash bonus awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. All Options granted under the Plan shall be non-qualified stock options.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary. For purposes of grants of Options or Stock Appreciation Rights, an entity may not be considered an Affiliate unless the Company holds a “controlling interest” in such entity within the meaning of Treasury Regulation Section 1.414(c)-2(b)(2)(i), provided that (a) except as specified in clause (b) below, an interest of “at least 50 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i) and (b) where the grant of Options or Stock Appreciation Rights is based upon a legitimate business criterion, an interest of “at least 20 percent” shall be used instead of an interest of “at least 80 percent” in each case where “at least 80 percent” appears in Treasury Regulation Section 1.414(c)-2(b)(2)(i).

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.3 “Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, an OP Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, or an Other Award.

2.4 “Award Agreement” means the agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5 “Benefit Arrangement” shall have the meaning set forth in Section 16.

2.6 “Board” means the Board of Trustees of the Company.

2.7 “Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, (a) the conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (b) gross negligence or willful misconduct in connection with the performance of duties; (c) a material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Grantee and the Company or an Affiliate; or (d) a material violation of state or federal securities laws. Any determination by the Committee whether an event constituting Cause shall have occurred shall be final, binding and conclusive.

2.8 “Change in Control” means the occurrence of any of the following:

(a) any Person (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of either the then outstanding common shares of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in Section 2.8(c)(i) below;

(b) the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on the Effective Date, constitute the Board and any new Trustee whose appointment, election, or nomination to the Board was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c) there is consummated a merger or consolidation of the Company or any Subsidiary with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(e) there is consummated a complete liquidation or dissolution of the Company.

For purposes of this Section 2.8, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

In the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

2.9 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

2.10 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1.2 and Section 3.1.3 (or, if no Committee has been so designated, the Board).

2.11 “Company” means Equity Commonwealth, a Maryland real estate investment trust.

2.12 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.13 “Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 14, to receive cash, Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Stock.

2.15 “Effective Date” means March 18, 2015.

2.16 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.18 “Fair Market Value” means the fair market value of a share of Stock for purposes of the Plan, which shall be determined as of any Grant Date as follows:

(a) If on such Grant Date the shares of Stock are listed on a Stock Exchange, or are publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Stock shall be the closing price of the Stock as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee shall designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Grant Date, the Fair Market Value of a share of Stock shall be the closing price of the Stock on the next preceding day on which any sale of Stock shall have been reported on such Stock Exchange or such Securities Market.

(b) If on such Grant Date the shares of Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Stock shall be the value of the Stock as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.18 or Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 19.3, the Fair Market Value will be determined by the Company using any reasonable method; provided, further, that for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date).

2.19 “Family Member” means, with respect to any Grantee as of any date of determination, (a) a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any Person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than fifty percent (50%) of the voting interests.

2.20 “Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.21 “Grantee” means a Person who receives or holds an Award under the Plan.

2.22 “Operating Partnership” shall have the meaning set forth in Section 11.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “OP Units” shall have the meaning set forth in Section 11.

2.26 “Other Agreement” shall have the meaning set forth in Section 16.

2.27 “Other Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, an OP Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share. Other Awards may also include cash payments under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of Stock and that may be granted in tandem with, or independent of, Awards granted under the Plan.

2.28 “Parachute Payment” shall have the meaning set forth in Section 16(a).

2.29 “Performance-Based Award” means an Award of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, OP Units, Performance Shares or Other Awards made subject to the achievement of performance goals (as provided in Section 15) over a Performance Period specified by the Committee.

2.30 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.31 “Performance Measures” means measures as specified in Section 15.6.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.32 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.33 “Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, made subject to the achievement of performance goals (as provided in Section 15) over a Performance Period of up to ten (10) years.

2.34 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.35 “Plan” means the Company’s 2015 Omnibus Incentive Plan, as amended from time to time.

2.36 “Reporting Person” means a Person who is required to file reports under Section 16(a) of the Exchange Act, or any successor provision.

2.37 “Restricted Period” shall have the meaning set forth in Section 10.2.

2.38 “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to Section 10.

2.39 “SAR Price” shall have the meaning set forth in Section 9.1.

2.40 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.41 “Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.42 “Service Provider” means an Employee, officer, or Trustee of the Company or an Affiliate, or a consultant or adviser (who is a natural Person) to the Company or an Affiliate currently providing services to the Company or an Affiliate.

2.43 “Stock” means the common shares of beneficial interest, par value $0.01 per share, of the Company, or any security which shares of Stock may be changed into or for which shares of Stock may be exchanged as provided in Section 18.1.

2.44 “Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.45 “Stock Exchange” means an established national or regional stock exchange.

2.46 “Stock Unit” means a bookkeeping entry representing the equivalent of one (1) share of Stock awarded to a Grantee pursuant to Section 10 that (a) is not subject to vesting or (b) is subject to time-based vesting, but not to performance-based vesting. A Stock Unit may also be referred to as a restricted stock unit.

2.47 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to generally accepted accounting principles in the United States of America, and (b) in the case of an Award of Options or Stock Appreciation Rights, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.48 “Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.49 “Trustee” means a member of the Board.

2.50 “Unrestricted Stock” shall have the meaning set forth in Section 12.

3.	ADMINISTRATION OF THE PLAN
3.1	Committee.
3.1.1	Powers and Authorities.

The Committee shall administer the Plan and shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan which the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee shall have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee shall be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

3.1.2	Composition of Committee.

The Committee shall be a committee composed of not fewer than two Trustees of the Company designated by the Board to administer the Plan. Each member of the Committee shall be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) if applicable, an “outside director” (within the meaning of Code Section 162(m)(4)(C)(i)) and (iii) an independent director in accordance with the rules of any Stock Exchange on which the Stock is listed; provided that any action taken by the Committee shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1.2 or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.1.3	Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more Trustees of the Company who need not be “outside directors” (within the meaning of Code Section 162(m)(4)(C)(i) and (iii)), which may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or Trustees of the Company, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act, Code Section 162(m) (if applicable) and the rules of the Stock Exchange on which the Stock is listed.

3.1.4	Delegation by Committee.

To the extent permitted by Applicable Laws, the Committee may by resolution delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (a) to make Awards to Trustees of the Company, (b) to make Awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the Exchange Act, (ii) Covered Employees or (iii) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1.4, or (c) to interpret the Plan or any Award. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1.4 will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2	Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3	Terms of Awards.
3.3.1	Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(a) designate Grantees;

(b) determine the type or types of Awards to be made to a Grantee;

(c) determine the number of shares of Stock to be subject to an Award;

(d) establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock or OP Units), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and the treatment of an Award in the event of a Change in Control (subject to applicable agreements);

(e) prescribe the form of each Award Agreement evidencing an Award; and

(f) subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, an Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2	Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (a) employment agreement, (b) non-competition agreement, (c) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (d) confidentiality obligation with respect to the Company or an Affiliate, (e) Company policy or procedure, (f) other agreement, or (g) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee thereof is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4	No Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; (c) cancel outstanding Options or SARs in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Stock subject to such Options or SARs at the time of cancellation over the exercise or grant price for such Stock); or (d) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

3.5	Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals shall be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (within the meaning of Code Section 409A) occurs.

3.6	No Liability.

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7	Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	STOCK SUBJECT TO THE PLAN
4.1	Number of Shares of Stock Available for Awards.

Subject to such additional shares of Stock as shall be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 18, the maximum number of shares of Stock available for issuance under the Plan shall be five million seven hundred fifty thousand (5,750,000) shares of Stock. Such shares of Stock may be authorized and unissued shares of Stock or treasury shares of Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Stock available for issuance under the Plan may be used for any type of Award under the Plan.

4.2	Adjustments in Authorized Shares of Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Stock subject to any such assumed awards and substitute Awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the Stock is listed.

4.3	Share Usage.

(a) Shares of Stock subject to an Award shall be counted as used as of the Grant Date for purposes of calculating the number of shares of Stock available for issuance under Section 4.1.

(b) Any shares of Stock that are subject to Awards, including shares of Stock acquired through dividend reinvestment pursuant to Section 10.4, shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award. The number of shares of Stock subject to an Award of SARs shall be counted against the share issuance limit set forth in Section 4.1 as one (1) share of Stock for every one (1) share of Stock subject to such Award regardless of the number of shares of Stock actually issued to settle such SARs upon the exercise thereof. The target number of shares issuable under a Performance Share grant shall be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number shall be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.

(c) If any shares of Stock subject to an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination, or expiration again be available for making Awards under the Plan. The number of shares of Stock available for issuance under the Plan shall not be increased by the number of shares of Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Stock upon exercise of an Option as provided in

Section 13.2, (ii) deducted or delivered from payment of an Award in connection with the Company’s tax withholding obligations as provided in Section 19.3, (iii) purchased by the Company with proceeds from Option exercises, or (iv) subject to a SAR granted under the Plan that is settled in shares of Stock that were not issued upon the net settlement or net exercise of such SAR.

5.	TERM; AMENDMENT AND TERMINATION
5.1	Term.

The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2	Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed), provided that no amendment shall be made to the no repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

6.	AWARD ELIGIBILITY AND LIMITATIONS
6.1	Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (i) any Service Provider, as the Committee shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2	Limitation on Shares of Stock Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(a) the maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan in a calendar year to any Person eligible for an Award under Section 6 is one million (1,000,000) shares;

(b) the maximum number of shares of Stock that may be granted under the Plan, other than pursuant to Options or SARs, in a calendar year to any Person eligible for an Award under Section 6 is one million (1,000,000) shares; and

(c) the maximum amount that may be paid as a cash-settled Performance-Based Award for a Performance Period of twelve (12) months or less to any Person eligible for an Award shall be five million dollars ($5,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 18.

6.3	Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee shall require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than one hundred percent (100%) of the Fair Market Value of a share of Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in a manner consistent with Code Section 409A.

6.4	Minimum Vesting Period.

Except with respect to a maximum of five percent (5%) of the shares of Stock authorized for issuance pursuant to Section 4.1, as may be adjusted pursuant to Section 4.2, and except as otherwise provided in Section 18, any Award that vests on the basis of the Grantee’s continued Service shall not provide for vesting which is any more rapid than vesting on the one (1) year anniversary of the Grant Date and any Award that vests upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan.

8.	TERMS AND CONDITIONS OF OPTIONS
8.1	Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option shall be at least the Fair Market Value of one (1) share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2	Vesting.

Subject to Sections 8.3 and 18.3, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing.

8.3	Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural Person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Stock thereunder may cease, upon the expiration of such period longer than ten (10) years from the Grant Date of such Option as the Committee shall determine.

8.4	Termination of Service.

Each Award Agreement with respect to the grant of an Option shall set forth the extent to which the Grantee thereof, if at all, shall have the right to exercise such Option following termination of such Grantee’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5	Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 18 which results in the termination of such Option.

8.6	Method of Exercise.

Subject to the terms of Section 13 and Section 19.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent of notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. Such notice shall specify the number of shares of Stock with respect to which such Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares of Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of such Option.

8.7	Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other Person holding or exercising an Option shall have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Option, to direct the voting of the shares of Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Stock subject thereto are fully paid and issued to such Grantee or other Person. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights with respect to any shares of Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Stock.

8.8	Delivery of Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee shall be entitled to receive such evidence of such Grantee’s ownership of the shares of Stock subject to such Option as shall be consistent with Section 3.7.

8.9	Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Option shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options shall be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Option, following which such Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
9.1	Right to Payment and Grant Price.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (x) the Fair Market Value of one (1) share of Stock on the date of exercise over (y) the per share exercise price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR shall specify the SAR Price, which shall be no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Stock on the Grant Date of such SAR.

9.2	Other Terms.

The Committee shall determine, on the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Stock shall be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3	Term.

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten (10) years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR.

9.4	Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Stock acquired pursuant to a SAR shall be subject to the same restrictions on transfers of such shares of Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs shall be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
10.1	Grant of Restricted Stock or Stock Units.

Awards of Restricted Stock and Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Stock, which shall be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2	Restrictions.

At the time a grant of Restricted Stock or Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock or Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Restricted Stock or Stock Units as provided in Section 15. Except as provided in Section 10.9, Awards of Restricted Stock and Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3	Registration; Restricted Share Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company shall hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee shall deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates shall be delivered to such Grantee, provided that such share certificates shall bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4	Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock shall promptly forfeit and repay to the Company such dividend payments. All stock distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

10.5	Rights of Holders of Stock Units.
10.5.1	Voting and Dividend Rights.

Holders of Stock Units shall have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Stock subject to such Stock Units, to direct the voting of the shares of Stock subject to such Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Stock, a cash payment for each such Stock Unit which is equal to the per-share dividend paid on such shares of Stock. Dividends paid on Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such dividend payments. Such Award Agreement also may provide that such cash payment shall be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Stock Units which vest or are earned based upon the achievement of performance goals shall not vest unless such performance goals for such Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Stock Units shall promptly forfeit and repay to the Company such cash payments.

10.5.2	Creditor’s Rights.

A holder of Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of such Restricted Stock or Stock Units, the Grantee thereof shall have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock or Stock Units.

10.7	Purchase of Restricted Stock and Shares of Stock Subject to Stock Units.

The Grantee of an Award of Restricted Stock or vested Stock Units shall be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Stock subject to such vested Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Stock represented by such Restricted Stock or such vested Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Stock Units. Such purchase price shall be payable in a form provided in Section 13 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8	Delivery of Shares of Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock or Stock Units settled in shares of Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Stock shall, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the shares of Stock represented by such Stock Unit have been delivered in accordance with this Section 10.9.

10.9	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Award of Restricted Stock or Stock Units to any Family Member. For the purpose of this Section 10.9, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 10.9, any such Award of Restricted Stock or Stock Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Award of Restricted Stock or Stock Units shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Awards of Restricted Stock or Stock Units shall be prohibited except to Family Members of the original Grantee in accordance with this Section 10.9 or by will or the laws of descent and distribution. The provisions of Section 10.6 relating to termination of Service shall continue to be applied with respect to the original Grantee of the Award of Restricted Stock or Stock Units.

11.	TERMS AND CONDITIONS OF OP UNITS
11.1	Grant of OP Units.

Awards may be granted under the Plan in the form of undivided fractional limited partnership interests in any partnership entity through which the Company conducts its business and that has elected to be treated as a partnership for federal income tax purposes (the “Operating Partnership”), of one or more classes (“OP Units”) established pursuant to the Operating Partnership’s agreement of limited partnership, as amended from time to time. Awards of OP Units shall be valued by reference to, or otherwise determined by reference to or based on, shares of Stock. OP Units awarded under the Plan may be (1) convertible, exchangeable or redeemable for other limited partnership interests in the Operating Partnership (including OP Units of a different class or series) or shares of Stock, or (2) valued by reference to the book value, fair value or performance of the Operating Partnership. Awards of OP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a Grantee who is rendering services to or for the benefit of the Operating Partnership, including its subsidiaries.

11.2	Share Calculations.

For purposes of calculating the number of shares of Stock underlying an Award of OP Units relative to the total number of shares of Stock available for issuance under the Plan, the Committee shall establish in good faith the maximum number of shares of Stock to which a Grantee receiving such Award of OP Units may be entitled upon fulfillment of all applicable conditions set forth in the relevant award documentation, including vesting conditions, partnership capital account allocations, value accretion factors, conversion ratios, exchange ratios and other similar criteria. If and when any such conditions are no longer capable of being met, in whole or in part, the number of shares of Stock underlying such Awards of

OP Units shall be reduced accordingly by the Committee, and the number of shares of Stock available for issuance under the Plan shall be increased by one share of Stock for each share so reduced. Awards of OP Units may be granted either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible Grantees to whom, and the time or times at which, awards of OP Units shall be made; the number of OP Units to be awarded; the price, if any, to be paid by the Grantee for the acquisition of such OP Units (which may be less than the fair value of the OP Unit); and the restrictions and conditions applicable to such award of OP Units. Conditions may be based on continuing employment (or other service relationship), computation of financial metrics and/or achievement of pre-established performance goals and objectives, with related length of the service period for vesting, minimum or maximum performance thresholds, measurement procedures and length of the performance period to be established by the Committee at the time of grant, in its sole discretion (or any other Performance Measures). The Committee may allow awards of OP Units to be held through a limited partnership, or similar “look-through” entity, and the Committee may require such limited partnership or similar entity to impose restrictions on its partners or other beneficial owners that are not inconsistent with the provisions of this Section 11. The provisions of the grant of OP Units need not be the same with respect to each Grantee.

11.3	Dividends and Distributions.

Notwithstanding Section 14, the Award Agreement or other award documentation in respect of an Award of OP Units may provide that the Grantee shall be entitled to receive, currently or on a deferred or contingent basis, dividends or dividend equivalents with respect to the number of shares of Stock underlying the Award or other distributions from the Operating Partnership prior to vesting (whether based on a period of time or based on attainment of specified performance conditions), as determined at the time of grant by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or OP Units.

11.4	Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Award of OP Units to any Family Member. For the purpose of this Section 11.4, a transfer “not for value” is a transfer which is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 11.4, any such Award of OP Units shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Stock acquired pursuant to such Award of OP Units shall be subject to the same restrictions with respect to transfers of such shares of Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Awards of OP Units shall be prohibited except to Family Members of the original Grantee in accordance with this Section 11.4 or by will or the laws of descent and distribution.

12.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER AWARDS
12.1	Unrestricted Stock Awards.

Subject to Section 6.4, the Committee may, in its sole discretion, grant (or sell at the par value of a share of Stock or at such other higher purchase price as shall be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.2	Other Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 12.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee shall determine the terms and conditions of Other Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of any Other Award, the Grantee thereof shall have no further rights with respect to such Other Award.

13.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
13.1	General Rule.

Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

13.2	Surrender of Shares of Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

13.3	Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 19.3, or, with the consent of the Company, by issuing the number of shares of Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Stock subject to the portion of such Option being exercised.

13.4	Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

14.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
14.1	Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions which are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent

Right granted as a component of another Award which vests or is earned based upon the achievement of performance goals shall not vest unless such performance goals for such underlying Award are achieved, and if such performance goals are not achieved, the Grantee of such Dividend Equivalent Rights shall promptly forfeit and repay to the Company payments made in connection with such Dividend Equivalent Rights.

14.2	Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon such Grantee’s termination of Service for any reason.

15.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS
15.1	Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

15.2	Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an actual or target number of shares of Stock or initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares of Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

15.3	Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 15.6.3, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards shall be entitled to receive a payout on the number of the Performance-Based Awards or value earned by such Grantee over such Performance Period.

15.4	Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

15.5	Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

15.6	Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.6.

15.6.1	Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 15.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

15.6.2	Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

15.6.3	Payment of Awards; Other Terms.

Payment of Performance-Based Awards shall be in cash, shares of Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance-Based Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee shall specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

15.6.4	Performance Measures.

The performance goals upon which the payment or vesting of a Performance-Based Award to a Covered Employee that is intended to qualify as Performance-Based Compensation may be conditioned, shall be limited to the following Performance Measures, with or without adjustment:

(a) earnings (either in the aggregate or on a per-share basis);

(b) growth or rate of growth in funds from operations or funds from operations as adjusted (either in the aggregate or on a per-share basis);

(c) growth or rate of growth in earnings (either in the aggregate or on a per-share basis);

(d) net income or loss (either in the aggregate or on a per-share basis);

(e) cash available for distribution per share;

(f) cash flow provided by operations (either in the aggregate or on a per-share basis);

(g) growth or rate of growth in cash flow (either in the aggregate or on a per-share basis);

(h) free cash flow (either in the aggregate or on a per-share basis);

(i) reductions in expense levels (determined either on a Company-wide basis or in respect of any one or more business units);

(j) operating cost management and employee productivity;

(k) return measures (including on assets, equity or invested capital, whether at the shareholder level, a subsidiary level or an operating unit or division level);

(l) growth or rate of growth in return measures (including return on assets, equity or invested capital);

(m) share price (including attainment of a specified per-share price during the applicable performance period or growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);

(n) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, cost targets and goals relating to acquisitions or divestitures;

(o) measures relating to earnings before interest, taxes, depreciation and amortization;

(p) achievement of business or operational goals such as market share and/or business development; and

(q) any other business criteria set forth in any Company bonus or incentive plan which has been approved by the Company's stockholders.

Performance under any of the foregoing Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. In addition, the Committee, in its sole discretion, may select performance under the Performance Measure specified in clause (m) above for comparison to performance under one or more stock market indices designated or approved by the Committee. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 15.

15.6.5	Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; (g) foreign exchange gains and losses; (h) tax valuation allowance reversals; (i) impairment expense; and (j) environmental expense. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

15.6.6	Adjustment of Performance-Based Compensation.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility.

15.6.7	Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval, provided that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.6.4.

15.7	Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 15.6 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 15.6, including the definitions of

Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(a) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock or Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

17.	REQUIREMENTS OF LAW
17.1	General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other Person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other Person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other Person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Stock shall not be exercisable until the shares of Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION
18.1	Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares of stock for which grants of Options and other Awards may be made under the Plan, including the share limits set forth in Section 6.2, shall be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of shares of stock for which Awards are outstanding shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1.2 shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

18.2	Reorganization in Which the Company Is the Surviving Entity Which Does not Constitute a Change in Control.

Subject to Section 18.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 18.2, Performance-Based Awards shall be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

18.3	Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, OP Units, Dividend Equivalent Rights or Other Awards are not being assumed or continued, the following provisions shall apply to such Award, to the extent not assumed or continued:

(a) in each case with the exception of Performance-Based Awards, all outstanding Restricted Stock shall be deemed to have vested, all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, all OP Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, and all Dividend Equivalent Rights shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Change in Control, and one or both of the following two actions shall be taken:

(i) fifteen (15) days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days, which exercise shall be effective upon such consummation; and/or

(ii) the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Stock Units, OP Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock or Stock Units, OP Units and Dividend Equivalent Rights (for shares of Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to such Options or SARs multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Options or SARs.

(b) For Performance-Based Awards, actual performance to date shall be determined as of the date of consummation of the Change in Control as determined by the Committee in its sole discretion, and that level of performance thus determined shall be treated as achieved immediately prior to occurrence of the Change in Control. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards shall be treated as though target performance has been achieved. After application of this Section 18.3(b), if any Awards arise from application of this Section 18, such Awards shall be settled under the applicable provision of Section 18.3(a).

(c) Other Awards shall be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (A) any exercise of an Option or SAR during the fifteen (15)-day period referred to above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

18.4	Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Stock Units, OP Units, Dividend Equivalent Rights or Other Awards are being assumed or continued, the following provisions shall apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Stock Units, OP Units, Dividend Equivalent Rights and Other Awards granted under the Plan shall continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Stock Units, OP Units, Dividend Equivalent Rights and Other Awards, or for the substitution for such Options, SARs, Restricted Stock, Stock Units, OP Units, Dividend Equivalent Rights and Other Awards of new common stock options, stock appreciation rights, restricted stock, common stock units, OP Units, dividend equivalent rights and other equity-based awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

18.5	Adjustments

Adjustments under this Section 18 related to shares of Stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 18.1, 18.2, 18.3 and 18.4. This Section 18 shall not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

18.6	No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

19.	GENERAL PROVISIONS
19.1	Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural Person or entity at any time, or to terminate any employment or other relationship between any natural Person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

19.2	Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

19.3	Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Stock subject to an Award, the Grantee shall pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Grantee. The shares of Stock so withheld or delivered shall have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy such Grantee’s withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Stock pursuant to such Award, as applicable, may not exceed such number of shares of Stock having a Fair Market Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Stock. Notwithstanding Section 2.18 or this Section 19.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 19.3, for any shares of Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares shall be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale. In such case, the percentage of shares of Stock withheld shall equal the applicable minimum withholding rate.

19.4	Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5	Construction.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

19.6	Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

19.7	Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

19.8	Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.9	Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

19.10	Section 409A of the Code.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

* * *

To record adoption of the Plan by the Board as of March 18, 2015, and approval of the Plan by the stockholders on June 16, 2015, the Company has caused its authorized officer to execute the Plan.

EQUITY COMMONWEALTH

By:
Adam Markman
Executive Vice President, CFO and Treasurer

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 19, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 19, 2019. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Equity Commonwealth, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Equity Commonwealth in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E72084-P21992

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUITY COMMONWEALTH

Our Board of Trustees Recommends You Vote "FOR" the Nominees for Trustee in Proposal 1 and "FOR" Proposals 2, 3 and 4.

	For All	Withhold All	For All Except
1. To elect the nominees named in our proxy statement to our Board of Trustees	☐	☐	☐

01) Sam Zell
02) James S. Corl
03) Martin L. Edelman
04) Edward A. Glickman
05) David Helfand
06) Peter Linneman
07) James L. Lozier, Jr.
08) Mary Jane Robertson
09) Kenneth Shea
10) Gerald A. Spector
11) James A. Star

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Our Board recommends you vote "FOR" Proposal 1.

Our Board recommends you vote "FOR" Proposal 2.

Our Board recommends you vote "FOR" Proposal 3.

Our Board recommends you vote "FOR" Proposal 4.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

For address changes, please check this box and write them on the back where indicated. ☐

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EQUITY COMMONWEALTH
ANNUAL MEETING OF SHAREHOLDERS
June 20, 2019, 8:00 a.m. Central Time
Two North Riverside Plaza
Chicago, IL 60606

E72085-P21992

EQUITY COMMONWEALTH

Two North Riverside Plaza, Suite 2100
Chicago, IL 60606

Proxy

Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Equity Commonwealth annual meeting of shareholders, including our annual report and proxy statement, are available on the internet.

This proxy is solicited on behalf of the Board of Trustees of Equity Commonwealth.

The undersigned shareholder of Equity Commonwealth, a Maryland real estate investment trust, or the Company, hereby appoints David Helfand and Orrin S. Shifrin, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at Two North Riverside Plaza, Chicago, IL 60606 on June 20, 2019, at 8:00 a.m. Central Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

See reverse for voting instructions.

Address Changes: ______________________________

____

(If you noted any Address Changes above, please mark the corresponding box on the reverse side.)